Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

OMNICHANNEL ACQUISITION CORP.,

Omnichannel Merger Sub, Inc.,

AND

KIN INSURANCE, INC.

DATED AS OF July 19, 2021

i

EXHIBITS

Exhibit A	Form of Subscription Agreement
Exhibit B	Form of Sponsor Letter Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Form of Lockup Agreement
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Amended and Restated SPAC Bylaws
Exhibit G	Form of Second Amended and Restated SPAC Certificate of Incorporation
Exhibit H	Form of Director Nomination Agreement

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of July 19, 2021, is entered into by and among Omnichannel Acquisition Corp., a Delaware corporation (“SPAC”), Omnichannel Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Kin Insurance, Inc., a Delaware corporation (the “Company”). SPAC, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of SPAC that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents (including the Merger, the “Transactions”);

WHEREAS, subject to the terms and conditions hereof, on the Closing Date, (a) Merger Sub will merge with and into the Company, with the Company surviving the Merger as a direct, wholly owned Subsidiary of SPAC;

WHEREAS, in connection with the Merger, the Company Stockholders will be entitled to receive merger consideration in the form of the right to receive stock in SPAC, as further described in this Agreement;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the Transactions and (b) recommended, among other things, approval of this Agreement and the Transactions by the holders of SPAC Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions;

WHEREAS, SPAC, acting in its capacity as the sole stockholder of Merger Sub, has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions and (b) recommended, among other things, the approval of the Company Preferred Stockholder Proposals and the Company Stockholder Proposals by the holders of Company Stock entitled to vote thereon or consent thereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC and each of the parties (the “Subscribers”) subscribing for Post-Closing SPAC Shares thereunder have entered into certain subscription agreements, dated as of the date hereof (as amended or modified from time to time, collectively, the “Subscription Agreements”), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, each Subscriber has agreed to subscribe for and purchase on the Closing Date immediately prior to the Closing, and SPAC has agreed to issue and sell to each such Subscriber on the Closing Date immediately prior to the Closing, the number of Post-Closing SPAC Shares set forth in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Subscription Agreements, collectively, the “PIPE Financing Amount” and the equity financing under all Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable Subscription Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Sponsor, SPAC and the Company are entering into the sponsor letter agreement in substantially the form attached hereto as Exhibit B (the “Sponsor Letter Agreement”), pursuant to which, among other things, Sponsor has agreed to (a) vote in favor of this Agreement and the Transactions, (b) to forfeit 15% of the Sponsor Shares it holds immediately prior to the Effective Time, (c) to forfeit 20% of the SPAC Warrants it holds immediately prior to the Effective Time and (d) waive any adjustment to the conversion ratio set forth in the Governing Documents of SPAC or any other anti-dilution or similar protection with respect to the Sponsor Shares (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), in each case on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain Company Stockholders (collectively, the “Supporting Company Stockholders”), which, in the aggregate, represent the Requisite Majority, are entering into a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Stockholder will agree to deliver a written consent approving the Company Preferred Stockholder Proposals and the Company Stockholder Proposals, as applicable, within three Business Days following the date that the Registration Statement / Proxy Statement becomes effective;

WHEREAS, pursuant to the Governing Documents of SPAC, SPAC is required to provide an opportunity for its public stockholders to have their outstanding SPAC Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Governing Documents of SPAC and the Trust Agreement (the “Offer”);

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Merger, the Company, SPAC, certain holders of SPAC Shares and certain Company Stockholders who will receive Post-Closing SPAC Shares pursuant to Article II of this Agreement have entered into those certain Lockup Agreements (collectively, the “Lockup Agreement”), substantially in the form set forth on Exhibit D, each to be effective upon the Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Merger, the Company, SPAC, certain holders of SPAC Shares and certain Company Stockholders who will receive Post-Closing SPAC Shares pursuant to Article II of this Agreement have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form set forth on Exhibit E, to be effective upon the Closing;

WHEREAS, in connection with the Merger, SPAC shall adopt the amended and restated bylaws (the “Amended and Restated SPAC Bylaws”) substantially in the form set forth on Exhibit F;

WHEREAS, in connection with the Merger, SPAC shall adopt, subject to obtaining the SPAC Stockholder Approval, the second amended and restated certificate of incorporation (the “Second Amended and Restated SPAC Certificate of Incorporation”) substantially in the form set forth on Exhibit G;

WHEREAS, immediately prior to the Effective Time, the shares of Company Common Stock and Company Preferred Stocks (which will be converted first into shares of Company Common Stock as part of the Company Preferred Stock Conversion) will be converted into Post-Closing SPAC Shares;

WHEREAS, immediately prior to the Effective Time, SPAC shall, subject to obtaining the SPAC Stockholder Approval, adopt the SPAC Incentive Equity Plan; and

WHEREAS, for U.S. federal income Tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code to which each of the Company, SPAC and Merger Sub are parties pursuant to Section 368(b) of the Code and that this Agreement constitutes a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1  Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Accounts” means a right of each Group Company that is a Company Producer to receive revenue, commissions, fees, income, or payments and any other entitlements and rights of every kind and nature whatsoever to receive money or payments with respect to a particular Person.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Transaction Proceeds” means an amount equal to (a) the aggregate cash proceeds available for release to SPAC from the Trust Account in connection with the Transactions (after, for the avoidance of doubt, giving effect to all of the SPAC Stockholder Redemptions but before release of any other funds) plus (b) the PIPE Financing Amount plus (c) the aggregate proceeds received from the consummation of an Alternative Financing plus (d) any other cash of SPAC that will be on hand at the Closing.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“AIF” means Kin Risk Management, LLC, a Florida LLC, the attorney in fact for Reciprocal.

“Alternative Financing” has the meaning set forth in Section 5.13(d).

“Amended and Restated SPAC Bylaws” has the meaning set forth in the recitals to this Agreement.

“Ancillary Documents” means the Sponsor Letter Agreement, the Subscription Agreements, the Transaction Support Agreements, the Lockup Agreement, the Registration Rights Agreement, and each other agreement, document, instrument and/or certificate contemplated by this Agreement and executed or to be executed in connection with the Transactions.

“Anti-Corruption Laws” means, collectively, the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, the UN Convention against Corruption, United States Currency, Foreign Transactions Reporting Act of 1970, as amended, and any other applicable laws and regulations regarding corruption and bribery.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable SAP” means, with respect to the Insurance Company, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the FLOIR.

“Business Combination” has the meaning set forth in Section 8.18.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (Pub. L. No. 116-136).

“CBA” means any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means any proposal or offer from any person or “group” (as defined in the Exchange Act) (other than SPAC, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, (a) any merger, consolidation or business combination involving the Company or any of its Subsidiaries, (b) any transfer, purchase or sale of the beneficial ownership of shares of capital stock or other securities of the Company or any of its Subsidiaries representing 15% of more of the voting power of the shares of capital stock or other equity securities of the Company or any of its Subsidiaries, (c) any sale, lease, exchange, transfer or other disposition of the property and assets of the Company and/or one or more of its Subsidiaries, constituting 15% or more of the property and assets of the Company and its Subsidiaries, taken as a whole, (d) any reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries, or (e) any other transaction having a similar effect to those described in the foregoing clauses (a) – (d).

“Company A&R Certificate of Incorporation” means the Third Amended and Certificate of Incorporation of the Company, dated as of May 6, 2020.

“Company AI Products” means all products (including Company Products) and services of any Group Company that employ or make use of AI Technologies.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Common Stock” means common stock of $0.00001 par value of the Company.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means the (a) Company’s Amended and Restated 2017 Equity Incentive Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers and finders, investment bankers, consultants, or other agents or service providers of any Group Company; (b) other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of all fees for registering the Post-Closing SPAC Shares on the Registration Statement / Proxy Statement and fifty percent (50%) of all fees for the application for listing the Post-Closing SPAC Shares on the NYSE; (c) change in control payments, transaction bonuses, success bonuses, retention bonuses, severance, and other payments made to employees, officers, managers, directors, and other service providers in connection with the Closing, including the employer portion of any Taxes related thereto; (d) the employer Taxes related to any Company Options that are accelerated and/or exercised in connection with the Closing; (e) fifty percent (50%) of all filing fees payable by SPAC or Merger Sub to Governmental Entities in connection with the Transactions; and (f) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided, that if any amounts to be included in the calculation of the Company Expenses which are in a currency other than US dollars, such amounts shall be deemed converted to US dollars at the prevailing official rate of exchange published by the Federal Reserve Bank of New York for the conversion of such currency or currency unit into US dollars on the last Business Day immediately preceding the Closing. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any SPAC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) and Section 3.2(c) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8 (Absence of Changes) and Section 3.18 (Brokers).

“Company Investor Agreements” means the Investor Rights Agreement, each and every side letter and management rights letter with stockholders, each stockholders’ agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract of any Group Company, including any Contract granting any stockholder of the Company investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights and excluding, for the avoidance of doubt, the Ancillary Documents.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Group Companies, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States, (iv) changes in any applicable Laws or GAAP or any official interpretation thereof, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third-parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if otherwise contemplated by, and not otherwise excluded from, this definition), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)), acts of God or other natural disasters or comparable events in the United States, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii) through (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliate, Representative, successor or permitted assign of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Option” means, as of any determination time, each option to purchase Company Common Stock that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by any Group Company.

“Company Preferred Stock Conversion” has the meaning set forth in Section 2.2(a).

“Company Preferred Stockholder Approval” means the affirmative vote or written consent of the Preferred Majority, voting as a single class, approving the Company Preferred Stockholder Proposals.

“Company Preferred Stockholder Proposals” means the proposals for (a) the adoption and approval of this Agreement and the Transactions, (b) the adoption and approval of the proposal to convert the Company Preferred Stocks into Company Common Stock and (c) the waiver of preemptive rights set forth in the Company’s Governing Documents.

“Company Preferred Stocks” means, collectively, the Company Series A Preferred Stock, the Company Series Seed-1 Preferred Stock, the Company Series Seed-2 Preferred Stock, the Company Series Seed-3 Preferred Stock, the Company Series Seed-4 Preferred Stock, the Company Series Seed-5 Preferred Stock, the Company Series Seed-6 Preferred Stock, the Company Series B-1 Preferred Stock, the Company Series B-2 Preferred Stock, the Company Series B-3 Preferred Stock and the Company Series C Preferred Stock.

“Company Producer” has the meaning set forth in Section 3.31(a).

“Company Products” means all Software and other products, including any of the foregoing currently in development, from which any Group Company has derived within the three (3) years preceding the date hereof, is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or other provision thereof.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by any Group Company.

“Company Related Party” has the meaning set forth in Section 3.20.

“Company Series A Preferred Stock” means the Series A Preferred Stock of the Company, with $0.00001 par value.

“Company Series B-1 Preferred Stock” means the Series B-1 Preferred Stock of the Company, with $0.00001 par value.

“Company Series B-2 Preferred Stock” means the Series B-2 Preferred Stock of the Company, with $0.00001 par value.

“Company Series B-3 Preferred Stock” means the Series B-3 Preferred Stock of the Company, with $0.00001 par value.

“Company Series C Preferred Stock” means the Series C Preferred Stock of the Company, with $0.00001 par value.

“Company Series Seed-1 Preferred Stock” means the Series Seed-1 Preferred Stock of the Company, with $0.00001 par value.

“Company Series Seed-2 Preferred Stock” means the Series Seed-2 Preferred Stock of the Company, with $0.00001 par value.

“Company Series Seed-3 Preferred Stock” means the Series Seed-3 Preferred Stock of the Company, with $0.00001 par value.

“Company Series Seed-4 Preferred Stock” means the Series Seed-4 Preferred Stock of the Company, with $0.00001 par value.

“Company Series Seed-5 Preferred Stock” means the Series Seed-5 Preferred Stock of the Company, with $0.00001 par value.

“Company Series Seed-6 Preferred Stock” means the Series Seed-6 Preferred Stock of the Company, with $0.00001 par value.

“Company Stockholder Approval” means the affirmative vote or written consent of the holders of Company Stock holding more than fifty percent (50%) of the then issued and outstanding Company Stock, on an as-converted basis, approving the Company Stockholder Proposals.

“Company Stockholder Proposals” means the proposals for (i) the adoption and approval of this Agreement and the Transactions and (ii) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary or appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Stock.

“Company Stockholders” means, collectively, the holders of Company Stock as of any determination time prior to the Effective Time.

“Company Stock” means, collectively, the Company Preferred Stocks and the Company Common Stock.

“Company Warrants” means warrants to purchase Company Common Stock or Company Preferred Stocks.

“Confidentiality Agreement” means, that certain Confidentiality Agreement, dated as of February 10, 2021, by and between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, Order, clearance, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Consent Solicitation Statement” means the consent solicitation statement with respect to the solicitation by the Company of the Company Stockholder Approval.

“Continental” means Continental Stock Transfer and Trust Company, a New York corporation.

“Contract” or “Contracts” means any agreement, contract, license, franchise, note, bond, mortgage, indenture, guarantee, lease, obligation, undertaking or other commitment or arrangement (whether oral or written) that is legally binding upon a Person or any of his, her or its properties or assets, and any amendments thereto, excluding any Real Property Leases.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,”, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard,” shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19 pandemic, including, the CARES Act.

“Creator” has the meaning set forth in Section 3.13(d).

“Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment and applicable to the Group Companies: (i) any rules, policies and procedures to which the Group Companies are bound; (ii) all applicable laws, rules and regulations (including, as applicable, the California Consumer Privacy Act, the Telephone Consumer Protection Act, the California Online Privacy Protection Act, GLBA Privacy Laws and Section 5 of the Federal Trade Commission Act) (collectively, “Privacy Laws”); (iii) industry standards binding on the Group Companies’ businesses operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) contracts into which the Group Companies have entered or by which they are otherwise bound.

“Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of Personal Information.

“Dissenting Shares” has the meaning set forth in Section 2.10.

“DGCL” means the Delaware General Corporation Law.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), each severance, gratuity, termination indemnity, incentive or bonus, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, stock purchase, stock option or equity incentive plan, program, policy, Contract or arrangement and each other stock purchase, stock option or other equity or equity-based, termination, severance, transition, employment, individual consulting, retention, transaction, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan or other compensation or benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that any Group Company maintains, sponsors, contributes to or is required to contribute to, or under or with respect to which any Group Company has any Liability or with respect to which any Group Company has or could reasonably be expected to have any Liability, other than any plan required by applicable Law that is sponsored or maintained by a Governmental Entity.

“Environmental Laws” means all Laws, Orders or binding policy concerning pollution, protection of the environment, natural resources, or human health or safety (to the extent relating to exposure to Hazardous Substances) or the generation, use, treatment, storage, disposal or release of any Hazardous Substance.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, each business or entity that is a member of a “controlled group of corporations” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c), or (m) of the Code or Section 4001(b)(1) of ERISA, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.

“Evaluation Material” has the meaning set forth in Section 5.16(a).

“Examination Reports” has the meaning set forth in Section 3.33.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.8(a).

“Exchange Fund” has the meaning set forth in Section 2.8(b).

“Exchange Ratio” means 8.5881.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“FLOIR” means the Florida Office of Insurance Regulation.

“Florida Change of Control Filing” shall mean the filing made by SPAC with the FLOIR to seek approval of the Transactions.

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors, owners or other individual Service Providers located outside of the United States.

“Fraud” means, with respect to any party to this Agreement, such party’s commission of fraud in the making of any representations, warranties, covenants or agreements in this Agreement by such party.

“GAAP” means United States generally accepted accounting principles.

“GLBA Privacy Laws” means any Law that implements the privacy requirements of the Gramm-Leach-Bliley Act applicable to any consumer or customer of an insurance product or service, to the extent applicable to the Group Companies.

“Government Contracts” has the meaning set forth in Section 3.7(d).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or foreign or international (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, or has been defined, designated, regulated or listed by any Governmental Entity as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar import under any Environmental Law, and any material mixture or solution that contains Hazardous Substance, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage, termination fees or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness, whether or not contingent, for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) the deferred and unpaid purchase price of property or assets, raw materials, property or services, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, including all obligations or unrealized losses of the Group Companies pursuant to hedging or foreign exchange arrangements, (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person. For the avoidance of doubt, any PPP Loans and amounts owing under any COVID-19 legislation relief program shall be included as “Indebtedness.”

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the Transactions or by any third party challenging the Transactions, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition.

“Insurance Carrier” means any insurance company, insurance pool, reinsurer, or other risk bearing or risk assuming entity that issues or provides any Placed Insurance Contract.

“Insurance Carrier Agency Agreement” means any Contract between a Group Company and any Insurance Company or the Reciprocal pursuant to which such Group Company solicits, negotiates or sells Insurance Contracts or Placed Insurance Contracts issued by such Insurance Carrier or Reciprocal or collects or receives premiums or fees paid for such Insurance Contracts or Placed Insurance Contracts.

“Insurance Contract” means any insurance policy, binder, certificate or Contract, in each case, together with all amendments, endorsements or riders thereto, issued, entered into, acquired, reinsured, assumed or administered, in whole or in part, by the Insurance Company.

“Insurance Company” means, collectively, the Reciprocal and the AIF.

“Insurance Cybersecurity Law” means any state cybersecurity law applicable to the insurance agents, producers and brokers, including, but not limited to (a) Part 500 of Title 23 of the Official Compilation of Codes, Rules and Regulations of the State of New York promulgated by the New York State Department of Financial Services, (b) Chapter 99 of Title 38 of the South Carolina Code of Laws, (c) Chapter 3965 of Title 39 of the Ohio Revised Code, (d) Chapter 5A of Chapter 500 of the Michigan Insurance Code of 1956 (e) SB 2831 (effective July 1, 2019) enacting the “Insurance Data Security Law” under Title 83 of the Mississippi Insurance Code, (f) any state promulgation of the National Association of Insurance Commissioner’s’ Insurance Data Security Model Law, and (g) any law of any U.S. jurisdiction substantially similar to the foregoing.

“Intellectual Property Rights” means all intellectual property and proprietary rights and related priority rights protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) Internet domain names; (d) copyrights and works of authorship, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (e) trade secrets and other intellectual property rights in methodologies, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; and (f) intellectual property rights in or to Software or other technology.

“Intended Tax Treatment” has the meaning set forth in Section 5.5(a).

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated May 7, 2020, among the Company and the investors party thereto.

“IP Contracts” has the meaning set forth in Section 3.13(c).

“IPO” has the meaning set forth in Section 8.18.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means any and all computers, Software, hardware, firmware, middleware, servers, workstations, routers, hubs, networks, systems, switches, data communications lines databases, and all other information technology equipment all associated documentation, in each case, owned or under the control of any Group Company or used or held for use in connection with, or otherwise necessary for, the conduct of the business of any Group Company.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Employees” means the individuals listed in Section 1.1(c) of the Company Disclosure Schedules.

“Kin Group” has the meaning set forth in Section 8.19(a).

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Latham” has the meaning set forth in Section 8.19(a).

“Latham Privileged Communications” has the meaning set forth in Section 8.19(a).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, order, judgment, injunction, ruling, award, decree, writ or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter. Unless explicitly stated herein, “Law” does not include COVID-19 Measures.

“Leased Real Property” has the meaning set forth in Section 3.19(b).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Lockup Agreement” has the meaning set forth in the recitals to this Agreement.

“MGA Contract” means any contract between a Group Company and an Insurance Company under which a Group Company acts as a managing general agent under any MGA Law.

“MGA Law” means any applicable state insurance managing general agent Law.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6(a).

“Merger” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“NYSE” means the New York Stock Exchange.

“Off-the-Shelf Software” means any shrink-wrap or click-wrap Software or any other Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis for one-time or annual license fees of less than $75,000 per license and that is not incorporated in, linked to, distributed with, or used to host or provide any product (including Company Products) or service of the Company or any Software that is Company Owned Intellectual Property.

“Offer” has the meaning set forth in the recitals to this Agreement.

“Omni Group” has the meaning set forth in Section 8.19(a).

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, verdict or decree entered, issued or rendered by any Governmental Entity.

“ordinary course of business” and similar phrases when referring to a Group Company means actions taken by a Group Company that are consistent with the past usual day-to-day customs and practices of such Group Company in the ordinary course of operations of the business (excluding COVID-19 Measures).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means with respect to any share of Company Common Stock issued and outstanding immediately prior to the Effective Time, including those issued in connection with the Company Preferred Stock Conversion, 8.5881 SPAC Shares.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in the Financial Statements and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and are disclosed in the Financial Statements and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not or would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, and (f) non-exclusive licenses of Intellectual Property Rights granted by any members of the Group Company in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or Governmental Entity, including for the avoidance of doubt, a reciprocal insurance company.

“Personal Information” means any data or information in any media that is linked to the identity of a particular individual and any other data or information that constitutes personal data or personal information under any applicable Data Security Requirement, and includes, to the extent subject to any Data Security Requirement, an individual’s combined first and last name, home address, telephone number, fax number, email address, Social Security number or other Government Entity-issued identifier (including state identification number, driver’s license number, or passport number), precise geolocation information of an individual, biometric data, medical or health information, credit card or other financial information (including bank account information), and to the extent linked to an identifiable individual, cookie identifiers, browser or device specific number or identifier and web or mobile browsing or usage information.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“Placed Insurance Contract” means any insurance policy, binder, certificate or Contract, in each case, together with all amendments, endorsements or riders thereto, issued, entered into, acquired, assumed or administered, in whole or in part, by an Insurance Carrier pursuant to an Insurance Agency Carrier Agreement.

“Post-Closing SPAC Share” means, following the Closing, a share of Common Stock of SPAC, par value $0.0001 per share.

“PPP Loan” means any loan, exclusion, forgiveness or other item to which any Group Company has applied to or received or guaranteed pursuant to any COVID-19 Measure, including, but not limited to, any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan or other SBA loan.

“Preferred Majority” means the holders of at least a majority of the issued and outstanding Company Preferred Stocks, voting together as a single class, on an as converted to Company Common Stock basis.

“Privacy Laws” has the meaning set forth in the definition of Data Security Requirements.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, inquiry, examination, claim, complaint, charge, grievance, legal proceeding, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity (other than office actions and similar proceedings involving only the Company and a Governmental Entity in connection with the prosecution of applications for registration or issuance of Intellectual Property Rights).

“Proxy Statement” has the meaning set forth in Section 5.7.

“Public Stockholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software that (a) is licensed as free or open source software, including pursuant to any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, including the Apache Software License, the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), or any open source, copyleft or similar licensing and distribution models; or (b) contains, includes, or incorporates, or is derived in any manner (in whole or in part) from any Software that is distributed as free Software, copyleft, or open source Software or similar licensing or distribution models, in each case of (a) or (b), whether or not source code is available or included in such license, and including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed or disclosed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases, sub-leases or otherwise occupies any real property.

“Records” means all records of the Group Companies that are Company Producers, including expiration records, Insurance Carrier Agency Agreements,  client or broker information and files, client or broker lists, prospective client or broker lists, files, books and operating data, policy expiration information, invoices, databases, manuals and other materials, whether in print, electronic or other media, confidential information, books of account, correspondence, financial, sales, market and credit information and reports, drawings, patterns, slogans, market research and other research materials, in each case related to Insurance Contracts and Placed Insurance Contracts.

“Reciprocal” means Kin Interinsurance Network, a reciprocal insurance exchange organized under the laws of Florida.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending Copyright applications, and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” has the meaning set forth in Section 5.7.

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, the FLOIR and TDI as applicable.

“Reinsurance Contract” has the meaning set forth in Section 3.27(a).

“Released Claims” has the meaning set forth in Section 8.18.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Requisite Majority” means the votes required to obtain the Company Stockholder Approval and the Company Preferred Stockholder Approval.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774), and the Export Controls Act of 2018, 22 U.S.C. 2751 et seq. or (b) economic or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“Scheduled Investments” has the meaning set forth in Section 3.24(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Second Amended and Restated SPAC Certificate of Incorporation” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Service Provider” means any director, officer, employee (whether temporary, part-time or full-time) or individual independent contractor of any of the Group Companies.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, comments, menus, buttons and icons; (d) all files, data, scripts, application programming interfaces, architecture, algorithms, and documentation, including user manuals, design notes, programmers’ notes, and other training documentation, related to any of the foregoing and all media and other tangible property necessary for the delivery or transfer of any of the foregoing; and (e) any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases, and previous releases of any of the foregoing.

“SPAC Acquisition Proposal” means any transaction or series of related transactions under which SPAC or any of its controlled Affiliates, directly or indirectly, (a) acquires or otherwise purchases, or is acquired by or otherwise purchased by, any other Person(s), (b) engages in a business combination with any other Person(s) or (c) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Persons(s) (in the case of each of clause (a), (b) and (c), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a SPAC Acquisition Proposal.

“SPAC Benefit Plans” has the meaning set forth in Section 4.19.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.8.

“SPAC Change in Recommendation” has the meaning set forth in Section 5.8.

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement.

“SPAC Existing Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of SPAC, dated as of November 19, 2020.

“SPAC Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC or Merger Sub in connection with (a) SPAC’s initial public offering, to the extent such fees were deferred and remain outstanding as of such determination time, and (b) the negotiation, preparation or execution of a business combination, including this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (i) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or Service Providers of SPAC and Merger Sub, (ii) fifty percent (50%) of all fees for registering the Post-Closing SPAC Shares on the Registration Statement / Proxy Statement, (iii) fifty percent (50%) of all fees for the application for listing the Post-Closing SPAC Shares on NYSE, (iv) fifty percent (50%) of all filing fees payable by SPAC or Merger Sub to Governmental Entities in connection with the Transactions and (v) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC or Merger Sub pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, SPAC Expenses shall not include any Company Expenses.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of SPAC) and Section 4.18 (Absence of Changes).

“SPAC Incentive Equity Plan” has the meaning set forth in Section 5.15(a).

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Expenses.

“SPAC Non-Party Affiliates” means, collectively, each SPAC Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any SPAC Related Party (other than, for the avoidance of doubt, SPAC).

“SPAC Option” has the meaning set forth in Section 2.5(a).

“SPAC Prospectus” has the meaning set forth in Section 8.18.

“SPAC Related Party” has the meaning set forth in Section 4.10.

“SPAC Related Party Transactions” has the meaning set forth in Section 4.10.

“SPAC SEC Reports” has the meaning set forth in Section 4.7.

“SPAC Share” means a share of Class A Common Stock of SPAC, par value $0.0001 per share.

“SPAC Stockholder Approval” means approval of the Transaction Proposals by the affirmative vote of the holders of the requisite number of SPAC Shares and Sponsor Shares entitled to vote thereon, whether in person or by proxy at the SPAC Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of SPAC and applicable Law.

“SPAC Stockholder Redemption” means the right of the holders of SPAC Shares to redeem all or a portion of their SPAC Shares (in connection with the Transactions or otherwise) as set forth in Governing Documents of SPAC and the Trust Agreement.

“SPAC Stockholders” means, collectively, holders of SPAC Shares, Sponsor and holders of SPAC Warrants.

“SPAC Stockholders Meeting” has the meaning set forth in Section 5.8.

“SPAC Unit” means a unit of SPAC, par value $0.0001 per unit, consisting of (a) one (1) SPAC Share and (b) one half of one (0.5) SPAC Warrant.

“SPAC Warrants” means a warrant entitling the holder to purchase one SPAC Share per warrant at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement (including, for the avoidance of doubt, each such warrant held by Sponsor).

“Sponsor” means Omnichannel Sponsor, LLC.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Sponsor Share” means a share of Class B Common Stock of SPAC, par value $0.0001 per share.

“Statutory Statements” has the meaning set forth in Section 3.23(a).

“Subscribers” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary. For the avoidance of doubt, the Reciprocal shall not be deemed a Subsidiary of the Company.

“Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, national health insurance, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any schedule or attachment thereto and including any amendments thereof.

“TDI” means the Texas Department of Insurance.

“TDI Filing” means, with respect to each Group Company holding a Texas insurance business entity license, the change of control Form FIN531 (the contents of which shall be mutually agreed upon by the Parties).

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transaction Litigation” has the meaning set forth in Section 5.2(k).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8(a).

“Trustee” has the meaning set forth in Section 4.8(a).

“Unlicensed Person” has the meaning set forth in Section 3.33(o).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Expenses” means the SPAC Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Liabilities” means the SPAC Liabilities as of immediately prior to the Closing.

“W&S” has the meaning set forth in Section 8.19(a).

“W&S Privileged Communications” has the meaning set forth in Section 8.19(a).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Law.

“Warrant Agreement” means the Warrant Agreement, dated as of November 19, 2020, by and between SPAC and Continental.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE II
MERGER

Section 2.1  The Merger; Effect on Capital Stock; Directors and Officers of SPAC and the Surviving Company.

(a)  On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(b)  At the Closing, the Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and the Company (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by SPAC and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

(c)  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

(d)  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and the Company, the officers and directors of the Merger Sub and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(e)  At the Effective Time, the Governing Documents of the Surviving Company shall be amended and restated in their entirety to be in the form of the Governing Documents of Merger Sub in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(f)  At the Effective Time, the Certificate of Incorporation and the bylaws of SPAC shall be amended and restated in their entirety to be the Second Amended and Restated SPAC Certificate of Incorporation and the Amended and Restated SPAC Bylaws, respectively, until thereafter supplemented or amended in accordance with their terms and the DGCL.

(g)  Conditioned upon the occurrence of the Closing, subject to any limitation with respect to any specific individual imposed under applicable Laws and the listing requirements of NYSE, SPAC shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause, effective as of the Closing, the SPAC Board to consist of the Persons contemplated to be on the SPAC Board pursuant to the Director Nomination Agreement. At the Effective Time, the SPAC Board shall initially have a minimum of seven (7) members, four (4) of which shall qualify as “independent” in accordance with NYSE requirements, with two (2) designated by the Sponsor (the “Sponsor Designees”) and with one (1) being the CEO of the Company. For fifteen (15) months following the Closing, one (1) Sponsor Designee shall qualify as “independent” for NYSE and audit committee composition purposes and be reasonably acceptable to the Company’s Chief Executive Officer. At the Effective Time, SPAC shall enter into customary indemnification agreements reasonably satisfactory to the Company with such individuals elected as members of the SPAC Board as of the Effective Time, which indemnification agreements shall continue to be effective immediately following the Closing.

(h)  Except as otherwise directed in writing by the Company, and conditioned upon the occurrence of the Closing, SPAC shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause the Persons constituting the officers of the Company prior to the Effective Time to be the officers of SPAC (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.

(i)  The Company shall take all necessary action prior to the Effective Time such that (a) each director of the Company in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including, if desired by the Company, by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time) and (b) certain directors or executive officers of the Company, determined by the Company and communicated in writing to SPAC prior to the Closing Date, shall be appointed to the Board of Directors of the Surviving Company, effective as of immediately following the Effective Time, and, as of such time, shall be the only directors of the Surviving Company (including by causing the Company Board to adopt resolutions prior to the Effective Time that expand or decrease the size of the Company Board, as necessary, and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the Company Board). Each person appointed as a director of the Surviving Company pursuant to the preceding sentence shall remain in office as a director of the Surviving Company until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(j)  Except as otherwise directed in writing by the Company, the Persons constituting the officers of the Company prior to the Effective Time shall continue to be the officers of the Surviving Company (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.

Section 2.2  Merger Consideration.

(a)  Immediately prior to the Effective Time, the Company shall cause each share of Company Preferred Stock that is issued and outstanding immediately prior to such time to be automatically converted into a number of shares of Company Common Stock in accordance with the Company A&R Certificate of Incorporation (collectively, the “Company Preferred Stock Conversion”). All of the shares of Company Preferred Stock converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities. As of the Effective Time, all Company Preferred Stock shall no longer be outstanding and each holder of Company Preferred Stock shall cease to have any rights with respect to such Company Preferred Stock, except as set forth in this Section 2.2(a).

(b)  Immediately prior to the Effective Time, each Sponsor Share that is issued and outstanding as of such time (other than such Sponsor Shares subject to forfeiture pursuant to the terms of the Sponsor Agreement, which shall no longer be outstanding and shall to cease to exist as of the Effective Time) shall automatically convert in accordance with the terms of the SPAC Existing Certificate of Incorporation into one (1) Post-Closing SPAC Share (the “Sponsor Stock Conversion”). All of the Sponsor Shares converted into Post-Closing SPAC Shares shall no longer be outstanding and shall cease to exist, and each holder of Sponsor Shares shall thereafter cease to have any rights with respect to such securities.

(c)  At the Effective Time (and, for the avoidance of doubt, following the Company Preferred Stock Conversion and immediately following the consummation of the Sponsor Stock Conversion), by virtue of the Merger and without any action on the part of any Company Stockholder, subject to and in consideration of the terms and conditions set forth herein (including without limitation delivery of the release contemplated by Section 2.4(a)(ii)), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (including Company Common Stock resulting from the Company Preferred Stock Conversion) (other than the Dissenting Shares and shares of Company Common Stock held in the treasury of the Company), shall be converted into the right to receive the Per Share Consideration. All of the shares of Company Common Stock converted into the right to receive consideration as described in this Section 2.2(c) shall no longer be outstanding and shall cease to exist, and each holder of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable consideration described in this Section 2.2(c) into which such share of Company Common Stock shall have been converted into in the Merger.

(d)  At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time.

(e)  At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Company Common Stock or Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and no payment or distribution shall be made with respect thereto.

Section 2.3  Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock or shares of Company Preferred Stocks (in each case, other than in connection with the Company Preferred Stock Conversion), or shares of SPAC Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach of Section 3.2(a) or Section 5.1(b)(i) or (iv) of this Agreement by the Company or any breach of Section 4.6(a), or Section 5.10(b) or (d) of this Agreement by SPAC, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock, shares of Company Preferred Stocks or shares of SPAC Shares (or any other Equity Security in SPAC), as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock, the holders of shares of Company Preferred Stocks or the holders of SPAC Shares, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 2.3 shall not be construed to permit SPAC, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

Section 2.4  Treatment of Company Options; Company Warrants.

(a)  Effective as of the Effective Time, (i) each Company Option granted under any Company Equity Award that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall be assumed by the SPAC and shall be converted into a stock option (a “SPAC Option”) to acquire Post-Closing SPAC Shares in accordance with this Section 2.5(a). Each such SPAC Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the Effective Time. As of the Effective Time, each such SPAC Option as so assumed and converted shall be for that number of Post-Closing SPAC Shares determined by multiplying the number of shares of the Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Exchange Ratio, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Company Option immediately prior to the Effective Time by the Exchange Ratio, which quotient shall be rounded up to the nearest whole cent. The Company shall terminate the Company Equity Awards as of the Effective Time. As of the Effective Time, all Company Options shall no longer be outstanding and each holder of SPAC Options shall cease to have any rights with respect to such Company Options.

(b)  Effective as of the Effective Time, each Company Warrant that is issued and outstanding immediately prior to the Effective Time and not terminated pursuant to its terms, by virtue of the Merger and without any action on the part of the SPAC, the Company or the holder of any such Company Warrant, shall be converted into a warrant (a “SPAC Warrant”) to acquire Post-Closing SPAC Shares in accordance with this Section 2.5(b). Each such SPAC Warrant as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Warrant immediately prior to the Effective Time. As of the Effective Time, each such SPAC Warrant as so assumed and converted shall be for that number of Post-Closing SPAC Shares determined by multiplying the number of shares of the Company Common Stock or Company Preferred Stocks subject to such Company Warrant immediately prior to the Effective Time by the Exchange Ratio, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Company Warrant immediately prior to the Effective Time by the Exchange Ratio, which quotient shall be rounded down to the nearest whole cent. As of the Effective Time, all Company Warrants shall no longer be outstanding and each holder of SPAC Warrants shall cease to have any rights with respect to such Company Warrant, except as set forth in this Section 2.5(b).

(c)  Notwithstanding the foregoing, the conversions described in this Section 2.5 will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).  Following the Effective Time, each SPAC Option shall be subject to the same terms and conditions, including, without limitation, any vesting conditions, as had applied to the corresponding Company Option as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Transactions, subject to such adjustments as reasonably determined by the SPAC Board to be necessary or appropriate to give effect to the conversion or the Transactions.

Section 2.5  No Fractional Company Common Stock. Notwithstanding anything to the contrary contained herein, no fractional Post-Closing SPAC Shares or certificates or scripts representing such fractional shares shall be issued upon the conversion of Company Common Stock pursuant to Section 2.2, and any such fractional shares or interests therein shall not entitle the owner thereof to vote or to any other rights of a holder of Post-Closing SPAC Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Post-Closing SPAC Share, all fractions of Post-Closing SPAC Shares that otherwise would be issued hereunder shall be aggregated and the resulting fraction of a Post-Closing SPAC Share will be rounded up to a whole Post-Closing SPAC Share.

Section 2.6  Closing of the Transactions Contemplated by this Agreement. The closing of the Transactions (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as SPAC and the Company may agree in writing.

Section 2.7  Deliverables.

(a)  As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, SPAC and the Company shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of (i) exchanging each share of Company Common Stock on the stock transfer books of the Company immediately prior to the Effective Time for the Per Share Consideration issuable in respect of such shares of Company Common Stock pursuant to Section 2.2 and Section 2.6 (after giving effect to any required Tax withholding as provided under Section 2.10) and on the terms and subject to the other conditions set forth in this Agreement and (ii) exchanging each Company Warrant on the stock transfer books of the Company immediately prior to the Effective Time for the SPAC Warrants issuable in respect of such Company Warrants pursuant to Section 2.6(c) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then SPAC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), SPAC and the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.

(b)  At the Effective Time, SPAC shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Company Common Stock and Company Warrants, and for exchange in accordance with this Section 2.9 through the Exchange Agent, (i) evidence of Post-Closing SPAC Shares in book-entry form representing the Per Share Consideration issuable pursuant to Section 2.2 and Section 2.5 in exchange for the Company Common Stock outstanding immediately prior to the Effective Time and (ii) evidence of SPAC Warrants in book-entry form representing the SPAC Warrants issuable pursuant to Section 2.5(b) in exchange for the Company Warrants, in each case after giving effect to any required Tax withholding as provided under Section 2.8. All (i) shares in book-entry form representing the Per Share Consideration issuable pursuant to Section 2.2 and Section 2.5 deposited with the Exchange Agent and (ii) warrants in book-entry form representing the SPAC Warrants issuable pursuant to Section 2.5(b) deposited with the Exchange Agent shall be collectively referred to in this Agreement as the “Exchange Fund”.

(c)  Each Company Stockholder whose Company Stock has been converted into the right to receive the Per Share Consideration pursuant to Section 2.2 shall be entitled to receive the Per Share Consideration to which he, she or it is entitled on the date provided in Section 2.4.

(d)  Each holder of Company Warrants whose Company Warrants have been converted into the right to receive SPAC Warrants pursuant to Section 2.5(b) shall be entitled to receive SPAC Warrants to which he, she or it is entitled on the date provided in Section 2.4.

(e)  The Company and SPAC shall take all necessary actions to cause the Per Share Consideration and the SPAC Warrants to be issued in book-entry form within five (5) Business Days after the Effective Time.

(f)  If the Per Share Consideration is to be issued to a Person other than the Company Stockholder in whose name the transferred Company Common Stock in book-entry form is registered, it shall be a condition to the issuance of the Per Share Consideration that (i) such Company Common Stock in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Company Common Stock in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(g)  If the SPAC Warrants to be issued to a Person other than the holder of Company Warrants in whose name the transferred Company Warrant in book-entry form is registered, it shall be a condition to the issuance of the SPAC Warrants that (i) such Company Warrant in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Company Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(h)  No interest will be paid or accrued on the Per Share Consideration or the SPAC Warrants to be issued pursuant to this Article II (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.8, each share of Company Common Stock shall solely represent the right to receive the Per Share Consideration to which such share of Company Common Stock is entitled to receive pursuant to Section 2.2, and each Company Warrant shall solely represent the right to receive the SPAC Warrants to which such Company Warrant is entitled to receive pursuant to Section 2.5(b).

(i)  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Common Stock or Company Warrants that were outstanding immediately prior to the Effective Time.

(j)  Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to SPAC or as otherwise instructed by SPAC, and any Company Stockholder who has not exchanged his, her or its Company Common Stock or Company Warrants, as applicable, for the Per Share Consideration or the SPAC Warrants, as applicable, in accordance with this Section 2.8 prior to that time shall thereafter look only to SPAC for the issuance of the Per Share Consideration or the SPAC Warrants, as applicable, without any interest thereon. None of SPAC, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any Per Share Consideration or SPAC Warrants remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of SPAC free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.8  Withholding. Each of SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. Other than with respect to any compensatory payments subject to payroll withholding, the Person intending to withhold shall use commercially reasonable efforts to notify the Person to whom amounts would otherwise be payable of any amounts that it intends to deduct and withhold prior to the payment with respect to which such amounts will be withheld and shall use commercially reasonable efforts to provide the payment recipient with reasonable opportunity to provide any forms or other documentation to avoid or minimize such deduction or withholding. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.9  Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and owned by a holder who is entitled to demand and has properly demanded appraisal of such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into the right to receive the Per Share Consideration upon the terms and conditions set forth in this Agreement. The Company shall give SPAC prompt notice (and in any event within two Business Days) of any demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and SPAC shall have the right to participate in and, following the Effective Time, direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of SPAC, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to SPAC and Merger Sub as follows:

Section 3.1  Organization and Qualification.

(a)  Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its material properties and to carry on its businesses as presently conducted in all material respects.

(b)  True and complete copies of the Governing Documents of the Company and the Investor Rights Agreement have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Investor Rights Agreement are in full force and effect, and the Company is not in breach or violation in any material respect of any provision set forth in its Governing Documents or the Investor Rights Agreement. A correct and complete list of the directors or managers (as applicable) and officers of each Group Company is set forth on Section 3.1(b) of the Company Disclosure Schedules.

(c)  Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction set forth on Section 3.1(c) of the Company Disclosure Schedules in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so licensed or qualified or in good standing would not be material to the business of the Group Companies, taken as a whole.

(d)  The Company has no direct or indirect Subsidiaries other than those listed in Section 3.1(d) of the Company Disclosure Schedules. Except as set forth in Section 3.1(d) of the Company Disclosure Schedules, the Company owns all of the outstanding Equity Securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and, except with respect to the Subsidiaries or as provided by this Agreement, the Company does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make any future investment in or capital contribution to any other entity.

Section 3.2  Capitalization of the Group Companies.

(a)  Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding and the name and number of Equity Securities held by each equityholder thereof. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Stock are fully paid and non-assessable. The issuance of Company Stock upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company, the Investor Rights Agreement or any other Contract to which the Company is party or bound, (2) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the Company or the Investor Rights Agreement) and were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in compliance in all material respects with applicable Law, including Securities Laws. Except for the Company Equity Awards set forth on Section 3.2(a) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding options, restricted stock, phantom stock, stock or equity appreciation rights, equity ownership interests or other equity, equity-based or similar rights in the Company, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b)  The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law, the Company Investor Agreements or Permitted Liens). Except for the Governing Documents of the Company and the Company Investor Agreements, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c)  Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and the holders of such Equity Securities. Except as set forth in Section 3.2(c) of the Company Disclosure Schedules, none of the Group Companies owns or controls and has never owned or controlled, directly or indirectly, any Equity Securities in any, or has or has had any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any, Person. Other than as set forth in Section 3.2(c) of the Company Disclosure Schedules, there are no outstanding (A) stock or equity appreciation, phantom equity, or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. Except for their respective Governing Documents and the Company Investor Agreements, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.

Section 3.3  Authority.

(a)  The Company has the requisite corporate, limited liability or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Subject to the receipt of the Company Preferred Stockholder Approval and the Company Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company (or other similar) action on the part of the Company. The Company Preferred Stockholder Approval and Company Stockholder Approval are the only approvals of holders of Company Equity Securities necessary to approve the Transactions. The affirmative vote of the Supporting Company Stockholders will constitute the Requisite Majority and be sufficient to obtain the Company Preferred Stockholder Approval and Company Stockholder Approval. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company, and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b)  At a meeting duly called and held, the Company Board has: (i) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company Stockholders, (ii) approved the Transactions, and (iii) resolved to recommend to the Company Stockholders each of the matters set forth in the Company Stockholder Proposals and Company Preferred Stockholder Proposals.

Section 3.4  Financial Statements; Undisclosed Liabilities.

(a)  The Company has made available to SPAC an accurate, true and complete copy of (i) the audited consolidated balance sheets of the Group Companies and the Reciprocal as of December 31, 2019, December 31, 2020 and the related unaudited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies and the Reciprocal for each of the periods then ended (the “Latest Balance Sheet”) and (ii) an unaudited consolidated balance sheet and the related unaudited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies and the Reciprocal for the three (3) month period ended March 31, 2021 (clauses (i) and (ii), collectively, the “Financial Statements”), each of which are attached as Section 3.4(a) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto) of the Company were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and the Financial Statements (including the notes thereto) of the Reciprocal were prepared in accordance with Statutory Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto). Each of the Financial Statements (including the notes thereto) (A) is based upon and consistent with information contained in the books and records of the Company (which books and records are in turn accurate, correct and complete) and (B) fairly presents in all material respects the financial position, results of operations and cash flows of the Group Companies and the Reciprocal as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes).

(b)  Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law) and (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, none of the Group Companies nor the Reciprocal has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

(c)  Each of the Group Companies and the Reciprocal have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. Each of the Group Companies and the Reciprocal maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies and the Reciprocal in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies and the Reciprocal in all material respects.

(d)  Except as set forth in Section 3.4(d) of the Company Disclosure Schedules, since January 1, 2018, neither any of the Group Companies nor the Reciprocal has received any written complaint, or, to the knowledge of the Company, any allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies and/or the Reciprocal, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or the Reciprocal or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies or the Reciprocal who have a significant role in the internal controls over financial reporting of the Group Companies and/or the Reciprocal.

Section 3.5  Consents and Requisite Governmental Approvals; No Violations.

(a)  No Consent, Permit, approval or authorization of, or designation, declaration or filing with or notification to, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act and any other applicable Antitrust Law, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iv) filing of the Certificate of Merger, (v) the Company Stockholder Approval and the Company Preferred Stockholder Approval, and (vi) approval by the FLOIR of the Florida Change of Control filing, (vii) filing of the TDI Filing and (viii) any other Consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(b)  Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 3.5(a), neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of their respective properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not individually or in the aggregate, reasonably be expected to be material to the Company.

Section 3.6  Permits.

(a)  Each of the Group Companies has all material Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms; (ii) each Group Company is, has been, in compliance in all material respects with the terms of the Permits and all applicable Law, (iii) no Group Company has received, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any material actual, alleged, possible, or potential violation of, or failure on the part of the Company to comply with, any term or requirement of any Material Permit or (B) any material actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Material Permit, (iv) no event has occurred or circumstance exists that (with or without the giving of notice or lapse of time or both) (A) constitutes or could result in, directly or indirectly, a material violation of, or a failure to comply with, any applicable Law or any term or requirement of any Material Permit, or (B) has resulted or could result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Material Permit, and (v) all applications required to have been filed for the renewal of each such Material Permit have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings required to have been made with respect to each such Material Permit have been duly made on a timely basis with the appropriate Governmental Entity.

(b)  Section 3.6(b) of the Company Disclosure Schedules contains a true and complete list of all states in which any Group Company is licensed to engage in the business of insurance or as an insurance producer or agency or insurance adjuster and the lines of authority for which it is licensed in each jurisdiction. The Permits listed on Section 3.6(b) of the Company Disclosure Schedules and the lines of authority will permit the applicable Group Company to act as a licensed insurer or as an insurance agency or insurance adjuster in each jurisdiction where it is licensed for its business following the Closing, except as noted therein. Company has delivered or made available true and complete copies of Permit documentation for each such jurisdiction, including, without limitation, any order of, agreement with or instruction by any Governmental Entity that limits, conditions or otherwise effects any such Permit. No Group Company has engaged in an activity for which an insurance company or insurance agency or insurance adjuster Permit was required in any jurisdiction in which it did not, at the time it engaged in the activity, possess such an insurance company or insurance agency or insurance adjuster Permit.

Section 3.7  Material Contracts; No Defaults.

(a)  Section 3.7(a) of the Company Disclosure Schedules sets forth a list of all Contracts (whether written or oral): (i) for the sale of Company services or for the purchase of products or services of at least $200,000 per year or $500,000 in the aggregate, (ii) that purports to limit either the type of business in which a Group Company may engage, the geographic area in which they may engage in business or the ability to sell or purchase from any Person, (iii) containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of a Group Company other than in the ordinary course of business, (iv) under which a Group Company has permitted any material asset to become subject to a Lien (including Permitted Liens) other than in the ordinary course of business, (v) that evidences indebtedness, whether incurred, assumed, guaranteed, or secured by any asset of a Group Company having an outstanding principal amount in excess of $100,000, (vi) involving the acquisition or disposition, directly or indirectly, by merger or otherwise, of assets with an aggregate value in excess of $100,000 (other than data assets acquired in the ordinary course of business), or the shares or Equity Securities of any other Person, (vii) any CBA; (viii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement, and (ix) any Contract that is for the employment or engagement of any directors, employees or independent contractors at annual compensation in excess of $250,000 other than Contracts that can be terminated by the Company without cost or penalty following sixty (60) days prior written notice, (x) agreement under which it is lessee of or holds or operates any personal property owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $10,000, (xi) agreement pursuant to which the Company is granted a lease in, a sublease in, or the right to use or occupy any land or building, (xii) agreement under which it is lessor of or permits any third party to hold or operate any personal property owned or controlled by it, (xiii) all Reinsurance Contracts to which the Insurance Company is a party or under which the Insurance Company is an obligor, beneficiary, or has any rights, including all administrative or servicing agreements or other agreements whereby a Group Company provides services to the Insurance Company for any Reinsurance Contract or reinsures the obligations of the Insurance Company in whole or in part, (xiv) any and all material Contracts for the provision or performance of services relating to the marketing, brokering, solicitation or procurement, servicing, adjusting or administration, underwriting, or pricing of Insurance Contracts or Placed Insurance Contracts, including any confidentiality commitments by the Group Companies in such Contracts, including without limitation all offers, sales, renewals, and cancellations thereof, and Contracts relating to the administration, adjustment, investigation, defense, or payment of any claims under any of Insurance Contracts or Placed Insurance Contracts, in each case, involving either (A) an aggregate consideration in excess of $100,000 or (B) services which if not provided, the Company would not be able to underwrite, adjust or sell Insurance Contracts or Placed Insurance Contracts for a period of forty-eight (48) hours or greater; (xv) all Insurance Carrier Agency Agreements, (xvi) all Contracts between and/or among the Group Companies or (xvii) that are a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to the Group Companies as a whole (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with the IP Contracts required to be set forth on Section 3.13(c) of the Company Disclosure Schedules and each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) or Section 3.13(c) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”).

(b) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect and the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract.

(c)  All Material Contracts are being performed without any party thereto relying on any force majeure provisions to excuse non-performance or performance delays arising out of the COVID-19 pandemic or COVID-19 Measures.

(d)  None of the Group Companies has ever been suspended or disbarred from bidding on Contracts or subcontracts for or with any Governmental Entity (“Government Contracts”) and no suspension or debarment actions have been commenced or, to the knowledge of the Company, threatened against any of the Group Companies or any of such Group Company’s directors, officers or employees. None of the Group Companies has received any notice that they are being audited or investigated by any Governmental Entity with respect to any Government Contracts. Each of the Group Companies has conducted their operations in compliance with the requirements of all applicable Laws and regulations pertaining to all Government Contracts and bids for Government Contracts. The Group Companies do not have in effect, nor are they required to have in effect, and have never had or been required to have in effect, any security clearances in connection with the operation of their business.

Section 3.8  Absence of Changes. During the period beginning on December 31, 2019 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the Transactions, (i) the Company has conducted its business in the ordinary course of all business in all material respects and (ii) no Group Company has taken any action that (A) would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(vii), Section 5.1(b)(ix) or Section 5.1(b)(x) and (B) is material to the Group Companies, taken as a whole.

Section 3.9  Litigation. There is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or affecting any Group Company or any of their assets, including any condemnation or similar Proceedings that, if adversely decided or resolved, has had or would reasonably be expected to have a Company Material Adverse Effect. None of the Group Companies, nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon a Group Company which could have a material effect on the ability of the Company to enter into, perform its respective obligations under this Agreement and consummate the Transactions.

Section 3.10  Compliance with Applicable Law. Each Group Company (a) conducts (and since January 1, 2018, has conducted) its business in accordance, with all Laws and Orders of all Governmental Entities applicable to such Group Company and is not in violation of any such Law or Order and (b) to the knowledge of the Company, has not received any communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.11  Employee Plans.

(a)  The Company has no knowledge of any material breach of a confidentiality, non-competition and non-solicitation, inventions assignment covenants by any current or former employee, independent contractor or consultant of any of the Group Companies.

(b)  Section 3.11(b) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided SPAC with true and complete copies of (as applicable): (i) all current plan documents pursuant to which the plan is maintained, funded and administered (including any trust agreement, Insurance Contract or other funding instrument); (ii) the most recent IRS determination or opinion letter (or, for Employee Benefit Plans maintained for the benefit of employees primarily performing services outside the United States, any similar determination by an applicable Governmental Entity), if applicable; (iii) the most recent summary plan description distributed to participations; (iv) the nondiscrimination and compliance testing results and Form 5500s for the three most recent plan years; and (v) all material non-ordinary course communications between the Company and any Governmental Entity sent or received in the last three years.

(c)  No Group Company nor any of their ERISA Affiliates has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any Liabilities to provide any retiree or post-employment health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to Law for which the recipient pays the full cost of coverage. No Group Company has any Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(d)  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service. None of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code, and no circumstance exists or event has occurred that could reasonably be expected to result in the imposition of any such penalty or Tax.

(e)  There are no pending or, to the Company’s knowledge, threatened claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made, or if not yet due, have been properly accrued in accordance with GAAP. Each Employee Benefit Plan has been established, funded, administered and maintained, in form and in operation, in all material respects in compliance with its terms and applicable Laws.

(f)  Except for transaction bonuses to employees and other service providers in an aggregate amount that does not exceed $5,000,000 (the “Agreed Transaction Bonuses”), neither the execution and delivery of this Agreement nor the consummation of the Transactions (whether alone or in combination with any other event(s)) will (i) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any director, manager, officer, employee, individual independent contractor or other Service Providers of any of the Group Companies (whether current, former or retired) or their beneficiaries under any Employee Benefit Plan, (ii) increase the amount or value of any compensation or benefits payable to any director, manager, officer, employee, individual independent contractor or other Service Providers of any of the Group Companies (whether current, former or retired or their beneficiaries) under any Employee Benefit Plan, (iii) result in the acceleration of the time of payment. funding or vesting, or trigger any payment or funding of any compensation or benefits to any director, manager, officer, employee, individual independent contractor or other Service Providers of any of the Group Companies (whether current, former or retired) or their beneficiaries, or (iv) create or otherwise result in Liability with respect to any Employee Benefit Plan.

(g)  No amount that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of Indebtedness) by any director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the Transactions could, separately or in the aggregate, be nondeductible under Section 280G of the Code (determined without regard to any exception set forth in Section 280G(b)(5) of the Code) or subjected to an excise Tax under Section 4999 of the Code.

(h)  No Group Company has any current or contingent obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code.

(i)  Each Foreign Benefit Plan that is required to be registered or intended to be Tax exempt or receive favorable tax treatment has been registered (and, where applicable, accepted for registration) and is Tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a gratuity, termination indemnity or “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities, nor are such unfunded liabilities reasonably expected to arise in connection with the Transactions. All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

(j)  The Group Companies have not made, and there are no facts that would reasonably be expected to give rise to, any material changes to the Employee Benefit Plans resulting from disruptions caused by the COVID-19 pandemic or COVID-19 Measures, nor are any such changes currently contemplated.

(k)  All Company Options have been issued in compliance in all material respects with the Company Equity Plan and all applicable Laws and properly accounted for in all material respects in accordance with applicable accounting standards. Each Employee Benefit Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and administered in all material respects in operational and documentary compliance with, or satisfies the requirements of an applicable exception to, all applicable requirements of, Section 409A of the Code and guidance promulgated thereunder and the terms of such Employee Benefit Plan.

Section 3.12  Environmental Matters. Except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect:

(a)  The Group Companies are, and since January 1, 2018 have been, in compliance with all applicable Environmental Laws.

(b)  None of the Group Companies have received any written notice from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or a failure to comply with, any applicable Environmental Laws.

(c)  There is no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to applicable Environmental Laws or related to any release of Hazardous Substances.

(d)  There has been no manufacture, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances by any Group Company, other than in compliance with Environmental Laws.

(e)  There has been no release of any Hazardous Substance by any Group Company on, under or about any Leased Real Property or, to the Company’s knowledge, at any real property formerly owned, leased or used by any Group Company, other than in compliance with Environmental Laws.

(f)  The Group Companies have made available to SPAC copies of all material environmental, health and safety reports, including Phase I environmental site assessment reports and Phase II reports, and all material pleadings and documents related to any pending or threatened Proceeding against any Group Company pursuant to any Environmental Law that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13  Intellectual Property.

(a)  Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of all issued, registered or pending Company Registered Intellectual Property as of the date of this Agreement. The Group Companies solely and exclusively owns the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens). As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any material Company Registered Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed. All Company Registered Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable. As of the date of this Agreement, there are no Proceedings pending challenging the ownership, validity or enforceability of any Company Registered Intellectual Property, and, to the Company’s knowledge, no such Proceedings are threatened by any Person. No loss or expiration of any material Company Registered Intellectual Property is threatened in writing or is pending (other than patents or other Intellectual Property expiring at the end of their non-renewable statutory terms and not as a result of any act or omission of any Group Company, including failure by any Group Company to pay any required maintenance fees).

(b)  A Group Company exclusively owns (free and clear of all Liens, except Permitted Liens) all right, title and interest in and to, or has a valid and enforceable written license or right to use, all Intellectual Property Rights used or held for use in connection with, or otherwise necessary for the operation of the Group Companies’ business (the “Company Intellectual Property”). Neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) result in the loss, termination or impairment of any Group Company’s right to own or use any material Company Intellectual Property.

(c)  Section 3.13(c) of the Company Disclosure Schedules sets forth a list of all current Contracts (i) pursuant to which any Group Company licenses, or is otherwise granted a right to use, any material Company Licensed Intellectual Property, other than (A) Off-the-Shelf Software licenses, (B) Public Software licenses, and (C) non-disclosure agreements, (ii) pursuant to which any Group Company is a licensor or otherwise grants to a third party any rights to use any material Intellectual Property Rights (other than Intellectual Property Rights licensed to customers on a non-exclusive basis in the ordinary course of business), (iii) that contemplate development of any material Company Owned Intellectual Property (other than agreements with employees, individual consultants or contractors of any Group Company that do not materially differ from the Group Companies’ form therefor that has been made available to SPAC) (clauses (i)-(iii) collectively, the “IP Contracts”); and (iv) (A) that contain an agreement by any Group Company to provide any Person with access to the source code for any Company Product, or (B) pursuant to which an escrow agent agrees to provide for the source code for any Company Product to be put in escrow.

(d)  All Persons including each Group Company’s founders, employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property (each such person, a “Creator”) have (i) agreed to maintain the confidentiality of the trade secrets of the applicable Group Companies and (ii) assigned to such Group Company by way of present assignment exclusive ownership of all Intellectual Property Rights authored, invented, created, improved, modified, or developed by such Person on behalf of a Group Company in the course of such Creator’s employment or other engagement with such Group Company. Each Group Company’s employees have expressly waived in writing any and all rights to royalties or other consideration or non-assignable rights in respect of all such Intellectual Property Rights, including an express and irrevocable waiver of the right to receive compensation in connection with “Service Inventions” and an express and irrevocable waiver or agreement not to assert any “moral rights”, in each case, to the extent such rights can be waived under applicable Law. No current or former employee, contractor, or consultant of any of the Group Companies or their predecessors has any right, title, or interest, directly or indirectly, in whole or in part, in any material Company Owned Intellectual Property, other than Permitted Liens.

(e)  There are no current or, to the Company’s knowledge, threatened, claims from any Creator for compensation or remuneration for inventions invented, copyright works created or any similar claim.

(f)  Each Group Company has taken commercially reasonable steps to safeguard and maintain the secrecy of any material trade secrets (including source code to Company Products) that are Company Owned Intellectual Property and any confidential information owned by any Person to whom any Group Company has a confidentiality obligation. To the Company’s knowledge, there has been no unauthorized access to or disclosure of any material trade secrets that are Company Owned Intellectual Property.

(g)  Except as set forth in Section 3.11(g) of the Company Disclosure Schedules, neither the Group Companies nor the conduct of the business of the Group Companies (including the manufacture, importation, use, offer for sale, sale, distribution or other commercial exploitation of the Company Products by the Group Companies) are infringing, diluting, misappropriating, or otherwise violating, and have not in the past three (3) years infringed, diluted, misappropriated or otherwise violated any Intellectual Property Rights or rights of publicity of any other Person in a manner that would reasonably be expected to result in material liability to the Company. There is no Proceeding pending or initiated, nor to the Company’s knowledge has any Proceeding been threatened, in the past three (3) years, alleging that a Group Company has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights or rights of publicity of any other Person. In the past three (3) years, no Person has notified any Group Company in writing that any of such Person’s Intellectual Property Rights or rights of publicity are infringed, misappropriated, diluted, or otherwise violated by any Group Company or that any Group Company requires a license to any of such Person’s Intellectual Property Rights. To the Company’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property in any material respect.

(h)  Section 3.13(h) of the Company Disclosure Schedules identifies all of the Company Products. A Group Company possesses all source code and other documentation and materials necessary to compile and operate the Company Products. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to written agreement imposing confidentiality obligations, any of the source code that is Company Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to, result in the delivery, license or disclosure of any source code that constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto. No Group Company is under any obligation, whether written or otherwise, to develop any Intellectual Property Rights (including any element of any Company Product) for any third party.

(i)  No Public Software has been incorporated in, linked to, distributed with, or otherwise used in connection with any Company Owned Intellectual Property, Company Product, or service of any Group Company in a manner that would subject any Company Owned Intellectual Property to any obligations set forth in the license for such Public Software, that (i) require any Company Owned Intellectual Property or any portion thereof to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grant, or require any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property, or (iv) otherwise impose any material limitation, restriction, or condition on the right or ability of any Group Company to use, allow third parties to use, distribute, or enforce any Company Owned Intellectual Property.

(j)  There are, and for the past three (3) years have been, no material defects or any Malicious Code in any of the Company Products currently offered by the Group Companies that have resulted in such Company Products not performing substantially in accordance with their user specifications or functionality descriptions in any material respect.

(k)  All Software that is Company Owned Intellectual Property (i) conforms in all material respects with all specifications, representations and warranties made to customers and (ii) to the knowledge of the Company does not contain any Malicious Code or material defects or deficiencies.

(l)  To the knowledge of the Company, no Person other than the Group Companies possesses a copy, in any form (print, electronic, or otherwise), of any source code for any Software that is Company Owned Intellectual Property and all such source code is in the sole possession of the Group Companies and its designees and has been maintained strictly confidential. No Group Company has any written obligation to afford any Person access to any such source code. The Group Companies are in possession of all documentation and other materials and information reasonably necessary for the use of the Software used in, or currently under development for, the business of the Group Companies.

(m)  The Group Companies own, lease, license, or otherwise have the legal right to use all IT Assets. Such IT Assets are sufficient in all material respects for the immediate and reasonably foreseeable needs of the Group Companies’ business as it is currently conducted. The IT Assets operate and perform, in all material respects, as required by the Group Companies, and have not materially malfunctioned or failed during the three (3) years prior to the date hereof. Each Group Company has taken commercially reasonable actions to protect the integrity and security of the IT Assets (and all material information stored or contained therein or transmitted thereby), including by implementing procedures designed to inhibit unauthorized access and the introduction of any Malicious Code. The Group Companies have implemented and maintain multi-factor authentication for external access to the IT Systems (other than public-facing portions of the IT Systems, such as websites) and commercially reasonable security, disaster recovery and business continuity plans and procedures, which have proven effective upon testing in all material respects.

(n)  To the Company’s knowledge, for the three (3) years prior to the date hereof, there has been no actual or alleged data security breach, or unauthorized access to, the IT Assets which resulted in the unauthorized, use, access, deletion, modification, corruption, or encryption of any material information or data contained therein.

(o)  No Governmental Entity has any government purpose rights in any Intellectual Property Rights of any Company Product, which could reasonably be expected to diminish the ability of the Group Companies to sell such products to a Governmental Entity or otherwise commercialize such Company Product in any material respect.

Section 3.14  Privacy.

(a)  The Group Companies and the conduct of their businesses are in material compliance with, and have been in material compliance with, all Data Security Requirements.

(b)  The Company has provided to SPAC true and correct copies of all current material external privacy policies adopted by the Group Companies in connection with their operations and in the past three (3) years have materially complied with such policies. Each Group Company has materially implemented and maintains, and has, to the extent required by Data Security Requirements, required that third parties that process Personal Information for or on behalf of the Group Companies maintain, commercially reasonable organizational, physical, administrative, and technical measures for Personal Information that are intended to protect the integrity, security and operations of such Group Company’s IT Systems (and data therein) against loss, theft, unauthorized access or acquisition, modification, disclosure, corruption, or other misuse of Personal Information.

(c)  Since three (3) years prior to the Closing each Group Company has (i) not, in any material respect, violated such Group Company’s applicable, written, public-facing, privacy policies; and (ii) taken commercially reasonable steps to protect and maintain the confidential nature of the Personal Information provided to such Group Company by any party and secure any such Personal Information from loss, theft, unauthorized access, use, modification, disclosure or other misuse.

(d)  To the Company’s knowledge, in the past three (3) years prior to the Closing, none of the Group Companies have received any notice of any material claims, investigations (including investigations by a Governmental Entity), or alleged violations of Laws with respect to Personal Information possessed by, for or on behalf of the Group Companies.

Section 3.15  Labor Matters.

(a)  None of the Group Companies (A) has any material Liability for any arrears of wages or other compensation (including salaries, wage premiums, commissions, fees or bonuses) to their current or former employees and independent contractors under applicable Law, Contract or Group Company policy, or any fines, Taxes, interest, penalty or other sums for failure to comply with any of the foregoing, or (B) has any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice). No Key Employee is under notice of termination and there are no proposals for such termination. The Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies.

(b)  No Group Company is a party to or bound by any CBA, and no employees of any Group Company is represented by any labor organization, labor union, works council or other employee representative, employee delegate, representative or other employee collective group nor is there any duty on the part of any Group Company to give notice, consult, seek the consent of, or bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group in connection with the Transactions.

(c)  Since January 1, 2018, the Group Companies have been and are, in compliance in all material respects with all applicable Laws respecting employment, labor, and employment practices, including all Laws respecting terms and conditions of employment, worker, health and safety, wages and hours, immigration, employment discrimination, disability rights or benefits, classification of employees and independent contractors, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, family and medical leave, the payment and withholding of social security and payroll taxes, and any laws, regulations, and guidance related to COVID-19 (collectively, the “Employment Laws”). Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) all consultants and independent contractors and agents utilized by the Group Companies are properly characterized as, and have always been properly characterized as, independent contractors, (ii) no Group Company has treated a consultant, agent, or independent contractor as an employee of such Group Company nor has any Group Company issued a W-2 with respect to any consultant or independent contractor that provided services for or on behalf of any Group Company, and (iii) no employee, consultant, independent contractor or temporary employee has been misclassified with respect to application of any Employment Laws or other Laws.

(d)  Since January 1, 2018, there is no, and there has been no, actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company.

(e)  To the Company’s knowledge, since January 1, 2018, there are, and there have been, no actual or threatened organizing activities with respect to any employees of any Group Company.

(f)  To the Company’s knowledge, no current or former employee or independent contractor of any Group Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) owed to any Group Company; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the applicable Group Company. To the Company’s knowledge, no Key Employee intends to terminate his or her employment prior to the one (1) year anniversary of the Closing.

(g)  Since January 1, 2018, no allegations of sexual or other unlawful harassment or discrimination have been made against any officer, director, employee, contractor or agent of any Group Company in connection with his or her service to the Group Companies that, if known to the public, would be reasonably likely to give rise to material harm to the reputation of the Company or otherwise materially and adversely affect the Group Company, taken as a whole.

(h)  The Group Companies have not experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

Section 3.16  Insurance. Section 3.16 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. Such policies, with respect to their amounts and types of coverage, are adequate to fully insure the Group Companies against any risks to which such companies or their respective assets are exposed in the operation of their business. Except as set forth on Section 3.16 of the Company Disclosure Schedules, all such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to SPAC. No Group Company has received any notice of cancellation of any such material insurance policies. To the knowledge of the Company, as of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof.

Section 3.17  Tax Matters.

(a)  Each Group Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in substantial compliance with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)  Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, creditors, equity interest holder or other third-party.

(c)  No material deficiencies for Taxes against any of the Group Companies have been claimed, proposed or assessed in writing by any Tax Authority that remain unpaid except for deficiencies which are being contested in good faith and with respect to which adequate reserves have been established. No Group Company is currently the subject of a Tax audit or examination with respect to any Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d)  No Group Company is party to any agreement (or has otherwise agreed) to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect. No Group Company is currently the beneficiary of any extension of time within which to file any Tax Return, other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)  No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(f)  There are no Liens for Taxes on any assets of the Group Companies other than Permitted Liens.

(g)  During the two (2)-year period ending on the date of this Agreement, no Group Company was a “distributing corporation” or a “controlled corporation” in a transaction purported or intended to be governed by Section 355 of the Code.

(h)  No Group Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(i)  No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(j)  No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is either (i) included in a Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes or (ii) solely among Group Companies).

(k)  No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale made prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) use of an improper method of accounting for a taxable period on or prior to the Closing Date. No Group Company has made an election pursuant to Section 965(h) of the Code.

(l)  No Group Company has taken nor agreed to take any action nor is aware of any facts or circumstances that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.

Section 3.18  Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.19  Real and Personal Property.

(a)  Owned Real Property. No Group Company owns any real property.

(b)  Leased Real Property. Section 3.19(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased, subleased or occupied by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant as of the date of this Agreement. True and complete copies of all such Real Property Leases (including, for the avoidance of doubt, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to SPAC. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty or third-party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases. With respect to each of the Real Property Leases: (i) the possession and quiet enjoyment of the Leased Real Property by the applicable Group Company party thereto under such Real Property Lease has not been disturbed, and to the Company’s knowledge, there are no material disputes with respect to such Real Property Lease; (ii) the applicable Group Company party thereto has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (iii) the applicable Group Company party thereto has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein. The Leased Real Property comprises all of the real property used in, or otherwise related to, the business of the Group Companies; and (iv) the transactions contemplated hereby do not require the consent of any other party to such Real Property Lease.

Section 3.20  Transactions with Affiliates. Section 3.20 of the Company Disclosure Schedules sets forth all Contracts (a) between any Group Company, on the one hand, and any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (a), a “Company Related Party”), and (b) the Company Investor Agreements, in each case other than (i) Contracts with respect to a Company Related Party’s employment or other similar engagement with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Stockholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). All material transactions since the incorporation of the Company between the Company and interested parties that require approvals pursuant to the Governing Documents of the Company have been duly approved. To the Company’s knowledge, no officer or director of any Group Company: (i) has any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, (A) any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of any Group Company or (B) any other entity in any business arrangement or relationship with any Group Company; provided, however, that the ownership of securities listed on any national securities exchange representing less than 5% of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person; (ii) has any interest in any property, asset or right used by the Group Company for the business; (iii) has outstanding any Indebtedness owed to any Group Company; or (iv) has received any funds from the Group Company since the date of the Latest Balance Sheet, except for employment-related compensation received in the ordinary course of business.

Section 3.21  Compliance with International Trade & Anti-Corruption Laws.

(a)  Since January 1, 2018, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Company taken as a whole, neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any comprehensive Sanctions and Export Control Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); (iii) an entity 50-percent or more owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii).

(b)  Neither the Group Companies, their directors or officers, nor, to the Company’s knowledge, any of their employees, agents, or any other Persons acting for or on behalf of any of the Group Companies has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. The Group Companies have implemented and maintained policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws.

(c)  To the knowledge of the Company, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws by any Group Company and since January 1, 2018, no Group Company has received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws.

Section 3.22  Insurance Company. Other than the Insurance Company, no Group Company is engaging, nor at any time has been engaged, in the business of insurance as a risk-bearing entity in any jurisdiction. The Insurance Company is not commercially domiciled in any jurisdiction or otherwise treated as domiciled in a jurisdiction other than that of its incorporation.

Section 3.23  Statutory Statements.

(a)  Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable insurance regulator, since December 31, 2018, the Insurance Company has filed or submitted all annual and quarterly statutory financial statements, together with all exhibits, interrogatories, notes, schedules, actuarial opinions, affirmations and certifications, in each case, required by applicable insurance law to be filed with or submitted to the appropriate insurance regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance (collectively, the “Statutory Statements”), except for such failures to file all exhibits, interrogatories, notes, schedules, actuarial opinions, affirmations and certificates that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(b)  The Company has made available to SPAC, to the extent permitted by applicable Law and to the extent required to be filed with the applicable insurance regulator on or prior to the date of this Agreement, copies of all material Statutory Statements of the Insurance Company as of December 31, 2019 and December 31, 2020, for the annual periods then ended, each in the form filed with the applicable insurance regulator. The financial statements included in the Statutory Statements of the Insurance Company as of December 31, 2019 and December 31, 2020, for the annual periods then ended, were prepared in accordance with Applicable SAP applied on a consistent basis for the applicable period and fairly present in all material respects the statutory financial position of the Insurance Company as of the respective dates thereof and the results of operations and changes in capital and surplus and cash flow (or shareholders’ equity, as applicable) of the Insurance Company for the respective periods then ended. Each Statutory Statement complied in all material respects with all applicable insurance laws when filed or submitted and no material violation or deficiency has been asserted in writing by any insurance regulator with respect to any of such Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such insurance regulator. Each Statutory Statement contains allowances for reserves determined in accordance with applicable statutory and actuarial standards.

Section 3.24  Investments.

(a)  Section 3.24(a) of the Company Disclosure Schedules sets forth a true and correct list of all bonds, stocks, mortgages and other investment securities of any type owned by the Insurance Company as of December 31, 2020, accurate and complete in all material respects (collectively, the “Scheduled Investments”). The Insurance Company has, as of the date of this Agreement, good and marketable title to each of the Scheduled Investments.

(b)  None of the Scheduled Investments is currently in default in the payment of principal or interest, and, to the knowledge of Company, no event has occurred which reasonably would be expected to result in a diminution of the value of any non-publicly traded security that is a Scheduled Investments.

(c)  There are no Liens on any of the Scheduled Investments, except for Liens which do not materially detract from the value of the Scheduled Investments subject thereto.

(d)  Neither any Group Company nor the Reciprocal has taken, or omitted to take, any action which would result in the Insurance Company being unable to enforce the terms of any Scheduled Investment or which would cause any Scheduled Investment to be subject to any valid offset, defense or counterclaim against the right of the Company to enforce the terms of such Scheduled Investment.

(e)  To the knowledge of the Company, as of the date of this Agreement, none of the Scheduled Investments is subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, lock-ups, “gates,” “side-pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)  To the knowledge of the Company, the Scheduled Investments held by the Insurance Company comply with all investment restrictions under applicable Laws, except where such non-compliance would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

Section 3.25  Reserves. The loss (including incurred but not reported loss), loss adjustment expense and unearned premium reserves of the Insurance Company contained in the Statutory Statements (a) were, except as otherwise noted in the applicable Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards consistently applied as in effect at such time and Applicable SAP and (b) satisfied the requirements of Applicable SAP and all applicable Law in all material respects, except as otherwise noted in such Statutory Statements and the notes thereto included in such statutory statements. The Company has made available to SPAC a true and correct copy of all material actuarial analyses of the Company and its Subsidiaries that were prepared since January 1, 2019 by third-party actuaries (or the Company’s internal actuaries if such actuarial analyses were shared with any Governmental Entities) and are available as of the date of this Agreement. Any information and data furnished by the Company, any of its Subsidiaries or the Reciprocal to actuaries, independent or otherwise, in connection with the preparation of such actuarial analyses were derived, in all material respects, from the books and records of the Company, its Subsidiaries and the Reciprocal. Each such actuarial analysis was based upon, in all material respects, a complete and accurate inventory of the Company insurance policies in force at the relevant time of preparation and was prepared in all material respects in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein).

Section 3.26  Insurance Contracts. To the Company’s knowledge:

(a)  Since June 24, 2019, (i) all benefits paid, payable or credited to any Person under any Insurance Contract have in all material respects been paid or credited in accordance with applicable Law and the terms of the Insurance Contracts under which they arose, and such payments or credits were not materially delinquent and were paid or credited (or will be paid or credited) without material fines or penalties (excluding interest), except for such benefits for which the Company believes there is a basis to contest payment.

(b)  Since June 24, 2019, all Insurance Contracts have been in all material respects administered and serviced in accordance with applicable Law and the terms of such Insurance Contracts.

(c)  All Insurance Contract forms and rates in use by the Insurance Company and all endorsements, applications and certificates pertaining thereto, as well as all underwriting guidelines and manuals, as and where required by applicable Laws, have been either filed and approved or filed and non-disapproved within the period provided under applicable Laws for such non-disapproval by all applicable Governmental Entities and such Insurance Contract forms and rates and underwriting guidelines and manuals conform in all material respects to the requirements of such applicable Laws.

(d)  There are no material unpaid claims or assessments made, pending or threatened in writing against the Insurance Company by any state insurance guaranty associations or similar organizations in connection with such association’s insurance guaranty fund. All material claims or assessments made against the Company or any Insurance Company by the state insurance guaranty associations or similar organizations in connection with such association’s insurance guaranty fund have been timely paid when due.

(e)  The Insurance Company has not received any written notice of any retained asset account, unclaimed property or escheat audit or investigation from any Governmental Entity or other third party. The Insurance Company is, and since June 24, 2019 has been, in compliance in all material respects with all such policies, procedures and guidelines and any applicable Laws related thereto.

Section 3.27  Reinsurance.

(a)  Each currently in-force reinsurance treaty, contract or agreement to which the Insurance Company is a party and has any existing rights or obligations, including any binding letters of intent, binders, or interests & liabilities agreements (a “Reinsurance Contract”) is a legal, valid and binding obligation of the Insurance Company and, to the knowledge of the Company, as of the date hereof, each other party to such Reinsurance Contract. Each such Reinsurance Contract is enforceable against the Insurance Company and, to the Company’s knowledge, as of the date hereof, each other party to such Reinsurance Contract in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a Proceeding in equity or at law)) and is in full force and effect. As of the date hereof, neither the Insurance Company nor or any of its Affiliates has received written notice of termination, cancellation or repudiation of any Reinsurance Contract. The Insurance Company is not, nor to the Company’s knowledge, as of the date hereof, is any other party to a Reinsurance Contract, in material default or material breach of, or has failed to perform any material obligation under, a Reinsurance Contract and, to the Company’s knowledge, as of the date hereof, there does not exist any event, condition or omission that would constitute such a material default or material breach (whether by lapse of time or notice or both).

(b)  Since December 31, 2018, the Insurance Company has not received written notice from any reinsurer party to a Reinsurance Contract that any material amount of reinsurance ceded by the Insurance Company will be uncollectible or otherwise defaulted upon or that there is a material dispute with respect to any amounts recoverable or payable by the Insurance Company pursuant to such Reinsurance Contract, and, to the Company’s knowledge, no such reinsurer is in material default or has otherwise failed to pay any material amount under such Reinsurance Contract when due.

(c)  There are no pending, or to the Company’s knowledge, threatened in writing Proceedings with respect to any Reinsurance Contract.

(d)  To the Company’s knowledge, all material amounts due or coming due in the future under each Reinsurance Contract are collectible in accordance with the terms of each Reinsurance Contract.

(e)  To the Company’s knowledge, the Insurance Company is entitled to take full credit in its Statutory Statements pursuant to applicable Laws for all reinsurance and coinsurance ceded pursuant to any Reinsurance Contract to which the Insurance Company is party.

(f)  With respect to reinsurance coverage for the Insurance Company beginning on or after June 1, 2021: (i) the Insurance Company has obtained fully executed binding letters of intent for coverage consistent with the reinsurance summary document; and (ii) there are no facts or circumstances that would result in the termination of such coverage prior to the completion of the final documentation related thereto.

Section 3.28  Risk-Based Capital. The Company has made available to SPAC complete and correct copies of all material analyses and prior reports submitted by the Insurance Company to any insurance regulatory authority since December 31, 2018 relating to its risk-based capital calculations. Such risk-based capital calculations were made in accordance in all material respects with applicable Law at the time such filings were submitted to the applicable insurance regulatory authority.

Section 3.29  Claims Adjusting.

(a)  Except as required by applicable Law, (i) all insurance claims paid by the Insurance Company have in all material respects been paid in accordance with the terms of the Insurance Contract under which they arose, except for such claims for which the Company has reasonable belief there was a reasonable basis to contest payment and (ii) each insurance claim received by the Insurance Company has been handled in all material respects in accordance with all applicable insurance claims settlement practices Laws, including applicable licensure of all Persons adjusting such claims.

(b)  Except as set forth in Section 3.29(b) of the Company Disclosure Schedules, neither the Group Companies nor the Reciprocal has adjusted or otherwise administered any insurance claims on behalf of any Insurance Carrier. Each insurance claim adjusted by either a Group Company or the Reciprocal on behalf of an Insurance Carrier has been handled in all material respects in accordance with all applicable insurance claims settlement practices Laws, including applicable licensure of all Persons adjusting such claims.

Section 3.30  Third Party Producers. Neither any of the Group Companies nor the Reciprocal has ever engaged any unaffiliated insurance agent, underwriter, wholesaler, broker, distributor or other producer (other than Company Producers) to write, sell or produce any Insurance Contracts.

Section 3.31  Company Producers. To the Company’s knowledge:

(a)  each insurance agent, marketer, underwriter, wholesaler, broker, distributor, surplus lines agent or other producer that is a Subsidiary of the Company, and each individual employed or contracted as an agent, broker, surplus lines agent or other producer by such Subsidiary (each such Subsidiary or individual, a “Company Producer”) that wrote, sold, produced or marketed any Insurance Contracts or Placed Insurance Contracts for the Company or any of its Subsidiaries or any Insurance Carrier, at the time such Company Producer wrote, sold, produced or marketed such Insurance Contracts or Placed Insurance Contracts, was duly licensed and appointed as required by applicable insurance Law (for the type of business written, sold, produced or marketed on behalf of the Company, any Subsidiary or the Reciprocal), except for such failures to be so licensed which have been cured, which have been resolved or settled through agreements with applicable Governmental Entities, which are barred by an applicable statute of limitations or which, individually or in the aggregate, would not reasonably to be material to the Company, its Subsidiaries or the Reciprocal (taken as a whole);

(b)  no Company Producer is in violation of any insurance Law applicable to the writing, sale, production or marketing of the Insurance Contracts or Placed Insurance Contracts for the Company or any of its Subsidiaries, including (i) all applicable Laws relating to the disclosure of the nature of insurance products as policies of insurance, (ii) all applicable Laws relating to insurance product projections and illustrations, (iii) all applicable prohibitions on the use of unfair methods of competition and deceptive acts or practices relating to the advertising, sales and marketing of insurance or annuities and (iv) all applicable disclosure and other requirements with respect to any variation in premiums or other charges resulting from the time at which such premiums or charges are paid, except for such violations which have been cured, which have been resolved or settled through agreements with applicable Governmental Entities, which are barred by an applicable statute of limitations or which, individually or in the aggregate, would not reasonably be expected to be material to the Company, its Subsidiaries or the Reciprocal (taken as a whole); and

(c)  there are no suits, actions, Proceedings or arbitrations pending or, to the knowledge of the Company, threatened in writing against the Company, any of its Subsidiaries and/or the Reciprocal with respect to the sale or marketing of any Insurance Contracts or Placed Insurance Contracts, except for such claims or complaints as, individually or in the aggregate, would not reasonably be expected to be material to the Company, its Subsidiaries or the Reciprocal (taken as a whole).

(d)  no Company Producer has had (i) any insurance agent, broker or producer license placed in a probation status or suspended, revoked or non-renewed; or (ii) received any written cease and desist or show cause order from, or entered into any order with, any Government Entity having jurisdiction over the Company Producer or Insurance Contracts or Placed Insurance Contract been the subject of any administrative hearing or other Action brought by any such Government Authority.

Section 3.32  Additional Insurance Agency Matters.

(a)  Neither any of the Group Companies nor the Reciprocal transacts the business of insurance through any Person other than the Company Producers.

(b)  The manner in which the Group Companies and each Insurance Carrier compensates each Company Producer for its sale of insurance policies is in compliance with applicable Laws in all material respects. There are no facts or circumstances that might require, nor has any Insurance Carrier or Insurance Company requested, any reversal, clawback, return or disgorgement of any commissions (including contingent commissions), fees or other compensation previously paid to or accrued as revenue by a Group Company or the Reciprocal pursuant to any Insurance Carrier Agency Agreement, except in the normal course of business. Neither any of the Group Companies nor the Reciprocal has paid any commission or customer lead or referral fee to any Person that was required to be licensed as an insurance and/or discount plan agent or broker, and did not hold such license when such Group Company made such payment or paid any customer lead or referral fee in excess of a nominal customer lead or referral fee or the applicable maximum fixed dollar amount as may be set under applicable Law.

(c) No Insurance Company Agency Agreement would be considered an MGA Contract or otherwise be required to contain provisions applicable to managing general agent contracts under any MGA Law, nor is any Company Producer required to be licensed pursuant to any MGA Law.

(d) Neither any of the Group Companies nor the Reciprocal has any Service Providers in violation of 18 U.S.C.A. § 1033.

(e) All applications and sales of Insurance Contracts and Placed Insurance Contract by each Company Producer are submitted to the applicable Insurance Carrier or Insurance Company pursuant to the Insurance Carrier Agency Agreements under the name of the Company Producer which sold, solicited or negotiated the Insurance Contract or Placed Insurance Contract. The Group Companies do not engage in the practice of submitting Insurance Contract or Placed Insurance Contract applications and sales under the name, license number or appointment of an individual or entity that was not directly involved in the sale or solicitation of such policy.

(f) Each Group Company that is a Company Producer has the sole and exclusive rights to the ownership of all the Accounts and all Records related to such Accounts. No third party has any ownership right or interest (vested or unvested) in any such Records and Accounts in connection therewith. No Service Provider has any rights to receive any direct commissions or other compensation from any Insurance Carrier or Insurance Company under any Insurance Carrier Agency Agreement.

(g) Set forth in Section 3.32(g) of the Company Disclosure Schedules is a list of each designated responsible insurance producer for the applicable Group Companies and/or the Reciprocal. Each Group Company that sells, solicits or negotiates Insurance Contracts or Placed Insurance Contracts, has designated, and currently designates, a designated responsible insurance producer with the applicable insurance Governmental Entity where it holds or has held an applicable license to engaged in such activity, and such individual is an officer of the applicable Group Company. Each individual of a Group Company and/or the Reciprocal who serves or has served as the designated responsible insurance producer for such Group Company and/or the Reciprocal, as applicable, holds or held all insurance agent, broker or producer licenses necessary for serving as such designated responsible insurance producer.

(h) Neither any of the Group Companies nor the Reciprocal pays or has paid, receives or has received, any fees or other compensation from any Person for such Person providing potential insurance or customers to such Group Company or the Reciprocal, as applicable, or any Group Company or the Reciprocal providing potential insurance and/or discount plan customers to such Person in violation of any applicable Law. Neither any of the Group Companies nor the Reciprocal is party to any Contract or arrangement whereby any part of any commission, fee or other remuneration payable to such Group Company or the Reciprocal is shared by such Group Company or the Reciprocal, as applicable, with any third party.

(i) Each Group Company that is a Company Producer maintains insurance premium trust accounts in accordance with all applicable Laws and the Insurance Carrier Agency Agreements to which such Group Company is a party and has deposited therein, when required, all insurance premiums collected or received by such Group Company. To the knowledge of the Company, no funds deposited into such insurance premium trust account have ever been (i) withdrawn therefrom for any use other than as permitted under the Insurance Carrier Agency Agreements and applicable Law or (ii) co-mingled with the general operating funds or other non-premium funds of a Group Company.

(j) Each Group Company that is a Company Producer has disclosed to its customers the sources of its compensation, commission rates, its role in the sale of an Insurance Contract or Placed Insurance Contract, the ability for the customer to request further information, any fees received with respect to premium finance arrangements and other information regarding its compensation structure with respect to any Insurance Contract or Placed Insurance Contract sold to a customer as may be required under applicable Law.

(k) Section 3.32(k) of the Company Disclosure Schedules sets forth a true, correct and complete list of each fictitious name, tradename or doing business as name used by each Group Company that is a Company Producer in any jurisdiction (each, a “Agency Tradename”). Each such Group Company has received the required approval of the insurance Governmental Entity in each jurisdiction where such Group Company holds an insurance agency license to use each applicable Agency Tradename in the business conducted by such Group Company.

(l) Each Group Company that is a Company Producer has obtained all foreign qualifications with the appropriate state agency of each jurisdiction where a Person has been issued an Insurance Contract or Placed Insurance Contract through such Group Company.

(m) All acceptance of electronic signatures and delivery of documentation by a Group Company to any third party was and is in compliance with the Uniform Electronic Transaction Act (to the extent adopted by the applicable jurisdictions) and the Electronic Signatures in Global and National Commerce Act, as well as any other requirements under applicable Law relating to obtaining consent from parties for the delivery of documentation and provision of signatures by electronic means.

(n) No Group Company that is a Company Producer has charged any insurance customer any policy fee, administration fee or any other fee in connection with the placement of an Insurance Contract or Placed Insurance Contract where such fee is not specified in the Insurance Contract  or Placed Insurance Contract unless the charging of such fee complied with and was permissible under applicable Law and, where applicable, the Group Company (i) obtained a written consent from the customer to charge the customer such fee and (ii) confirmed that such consent contained disclosures and information about the fee as may be required under applicable Law.

(o) The Group Companies and the Reciprocal have not employed and do not employ or contract with any individuals who engage in any activities that required or now require insurance producer, agent or broker licenses (as applicable) in any U.S. jurisdiction (irrespective of whether such individuals are physically located in the United States) unless such individuals hold individual producer, agent or broker licenses, as applicable (each, an “Unlicensed Person”). No Unlicensed Person receives any compensation through commissions or other incentives tied to the placement (or likelihood of placement) of an Insurance Contract or Placed Insurance Contract.

(p) No Insurance Agency Carrier Agreement contains any exclusivity provisions whereby a Group Company or the Reciprocal is prohibited from placing an Insurance Contract or Placed Insurance Contract with other insurance carriers for any reason.

(q) The Insurance Company and each Group Company that is a Company Producer has been in compliance with all applicable GLBA Privacy Laws.

Section 3.33 Regulatory Examinations. The Company has made available to SPAC true and complete copies of all final reports or findings (or drafts of such reports or findings if the final report or findings are not yet available) from any audits, examinations or investigations (including the reports or findings from any financial, market conduct and similar examinations) performed with respect to any of the Company or any of the Company’s Subsidiaries by or on behalf of any Governmental Entity since December 31, 2018 (the “Examination Reports”), together with all material correspondence or material responses relating thereto. All material deficiencies or violations that have been asserted by or on behalf of any Governmental Entity prior to the date of this Agreement in any such Examination Report have been remediated or, if not remediated, the Company has, or has caused the Company’s Subsidiaries, as applicable, to have, a plan to remediate such deficiencies or violations prior to the date of this Agreement to the satisfaction of the Governmental Entity that noted such deficiencies or violations. Except as set forth on Section 3.33 of the Company Disclosure Schedules, since December 31, 2018, no material fine or penalty has been imposed on the Company, any of the Company’s Subsidiaries or the Reciprocal by any Governmental Entity.

Section 3.34 Regulatory Filings.

(a) Company has made available for inspection true and complete copies of all statements made pursuant to the insurance holding company Laws of any jurisdiction, including amendments thereto, filings or submissions made by any Group Company or the Reciprocal since December 31, 2018 with any insurance regulatory authority, including registration statements and any risk management report or own risk and solvency assessment or summary thereof. Each of the Group Company and the Reciprocal has filed all reports, registrations, filings and submissions required to be filed with any insurance regulatory authority since December 31, 2018. All such reports, registrations, filings and submissions were in material compliance with applicable Law when filed or as amended or supplemented. No material deficiencies have been asserted by any insurance regulatory authority with respect to any such filings that have not been satisfied.

(b)  Except as set forth on Section 3.34(b) of the Company Disclosure Schedules, all name changes, address changes, changes in directors or officers, and administrative actions involving a Group Company or the Reciprocal have been reported to the applicable Governmental Entities as required under applicable Law and in accordance with the applicable timeframes established thereof.

Section 3.35 Agreements with Insurance Regulators.

(a) Except as set forth on Section 3.35(a) of the Company Disclosure Schedules or as otherwise required by applicable insurance Laws, there is no (i) written agreement, memorandum of understanding, commitment letter or similar undertaking with any insurance regulator that is binding on the Company, any of its Subsidiaries or the Reciprocal or (ii) order or directive by, supervisory letter (other than those provided on an industry or sector-wide basis) or cease-and-desist order from, any insurance regulator that is binding on the Company, any of its Subsidiaries or the Reciprocal.

(b) Except as required by insurance Laws generally applicable to similarly situated companies, neither the Company nor any of its Subsidiaries or the Reciprocal have adopted any board resolution at the request of any insurance regulator, in the case of each of clauses (i) and (ii) of subsection (a), above, that (i) limits in any material respect the ability of the Reciprocal or any Subsidiary of the Company to conduct its business, (ii) requires the divestiture of any material investment of the Reciprocal or any Subsidiary of the Company, (iii) limits in any material respect the ability of the Reciprocal or any Subsidiary of the Company to pay dividends or (iv) requires any material investment of the Reciprocal or any Subsidiary of the Company to be treated as a non-admitted asset (or the local equivalent).

(c) Neither any of the Group Companies nor the Reciprocal is the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding or pending or threatened regulatory proceedings.

Section 3.36 Insurance Cybersecurity. Each of the Group Companies and the Reciprocal are in compliance in all material respects with the applicable provisions of the Insurance Cybersecurity Laws that are in effect as of the date of this Agreement.

Section 3.37 Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.38 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the Transactions.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied on its own investigation and analysis and the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which it is or will be a party, none of SPAC, any SPAC Non-Party Affiliate nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 3.39 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III OR THE ANCILLARY DOCUMENTS, NONE OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO SPAC OR MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC, MERGER SUB OR ANY SPAC OR MERGER SUB NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC, MERGER SUB OR ANY SPAC OR MERGER SUB NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO SPAC AND MERGER SUB

Subject to Section 8.8, except as set forth in the SPAC Disclosure Schedules, or except as set forth in any SPAC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), SPAC and Merger Sub hereby represent and warrant to the Company as follows:

Section 4.1 Organization and Qualification. Each of SPAC and Merger Sub is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware. The copies of the Governing Documents of SPAC and Merger Sub previously delivered by SPAC to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each of SPAC and Merger Sub is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its Governing Documents. Other than Merger Sub, SPAC has no other Subsidiaries or any equity or other interests in any other Person.

Section 4.2 Authority.

(a) Each of SPAC and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Subject to the receipt of the SPAC Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which each of SPAC or Merger Sub is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of SPAC or Merger Sub, as applicable, and no other corporate or equivalent proceeding on the part of SPAC or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents or SPAC’s or Merger Sub’s performance hereunder or thereunder. This Agreement has been and each Ancillary Document to which each of SPAC or Merger Sub, as applicable, is or will be a party will be, upon execution and delivery thereof, duly and validly executed and delivered by SPAC or Merger Sub, as applicable, and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of SPAC or Merger Sub, as applicable (assuming this Agreement has been and the Ancillary Documents to which SPAC or Merger Sub is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against SPAC or Merger Sub, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b) The SPAC Stockholder Approval is the only vote of any of SPAC’s capital stock necessary in connection with the entry into this Agreement and the consummation of the Transactions, including the Closing, by SPAC.

(c) The Sponsor holds sufficient Sponsor Shares, and has the authority, to waive application of Section 4.3(b)(ii) of the SPAC Existing Certificate of Incorporation in the manner and on the terms contemplated by the Sponsor Letter Agreement (and without the need for the consent or waiver of any other Person to be solicited or obtained).

(d) At a meeting duly called and held, each of the board of directors of Merger Sub and the SPAC Board has unanimously: (i) determined that this Agreement and the Transactions are fair and in the best interests of SPAC and the SPAC Stockholders, as applicable, (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less any deferred underwriting commissions and Taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a business combination and (iv) resolved to recommend to SPAC and the shareholders of SPAC, as applicable, approval of each of the matters requiring approval of SPAC or SPAC Stockholder Approval, as applicable.

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent, Permit, approval or authorization of, or designation, declaration or filing with or notification to, any Governmental Entity is required on the part of SPAC or Merger Sub with respect to SPAC’s or Merger Sub’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act and any other applicable Antitrust Law, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, and (C) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents, or the Transactions, (iv) filing of the Certificate of Merger, (v) approval by the FLOIR of the Florida Change of Control Filing, (vi) filing of the TDI Filing or (vii) the SPAC Stockholder Approval.

(b) Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 4.3(a), neither the execution, delivery or performance by each of SPAC and Merger Sub of this Agreement nor the Ancillary Documents to which SPAC or Merger Sub, as applicable, is or will be a party nor the consummation by either SPAC or Merger Sub, as applicable, of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of SPAC or Merger Sub, as applicable, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of any Contract to which SPAC or Merger Sub, as applicable, is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which SPAC, Merger Sub or any of their respective properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC or Merger Sub, except, in the case of any of clauses (ii) through (iv) above, as would not have a material adverse effect on the business, results of operations or financial condition of SPAC or Merger Sub, as applicable, or prevent, materially delay or materially impair the ability of SPAC or Merger Sub, as applicable, to consummate the Transactions.

Section 4.4 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the SPAC Disclosure Schedules (which fees shall be the sole responsibility of SPAC, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC or Merger Sub for which SPAC, Merger Sub or any of their Affiliates, including Sponsor, has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC or Merger Sub, as applicable, expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Capitalization of SPAC.

(a) Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares, Sponsor Shares, SPAC Warrants. All outstanding Equity Securities of SPAC have been duly authorized and validly issued and are fully paid and non-assessable. The issuance of Post-Closing SPAC Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth in Section 4.6(a) of the SPAC Disclosure Schedules, such Equity Securities (i) were not issued in violation of the Governing Documents of SPAC or any applicable Law and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the SPAC Shares, Sponsor Shares and SPAC Warrants set forth on Section 4.6(a) of the SPAC Disclosure Schedules (subject to any SPAC Stockholder Redemptions), immediately prior to Closing, there shall be no other outstanding Equity Securities of SPAC.

(b) Except as disclosed in the SPAC SEC Reports, in Section 4.6(a) of the SPAC Disclosure Schedules, as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed to by the Company and SPAC, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require SPAC, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed in writing by the Company and SPAC, there is no obligation of SPAC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or SPAC’s Governing Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any securities or Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or in Section 4.6(a) of the SPAC Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of SPAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which SPAC Stockholders may vote. Except for the Sponsor Letter Agreement, the Lockup Agreement, the Registration Rights Agreement or as otherwise disclosed in the SPAC SEC Reports or in Section 4.6(a) of the SPAC Disclosure Schedules, SPAC is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC. SPAC does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any Equity Securities, of such Person.

(c) As of the date hereof, the authorized share capital of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding and beneficially held (and held of record) solely by SPAC as of the date of this Agreement. Such outstanding shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by SPAC free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Governing Documents of Merger Sub.

Section 4.7 SEC Filings. Except as set forth on Section 4.7 of the SPAC Disclosure Schedules, SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”). Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports. As of their respective dates of filing, the SPAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.8 Trust Account.

(a) As of the date of this Agreement, SPAC has an amount in cash in the Trust Account of at least $200,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of November 19, 2020 (the “Trust Agreement”), between SPAC and Continental, as trustee (the “Trustee”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since November 19, 2020, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the Transactions, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the SPAC Stockholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

(b) Assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date (after disbursements in respect of deferred underwriting commissions, Taxes, and to the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC).

Section 4.9 Indebtedness. As of the date hereof, SPAC does not have, or have any Contract requiring it to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 4.10 Transactions with Affiliates. Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts between (a) SPAC or Merger Sub, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor) or Affiliate of SPAC, Merger Sub or Sponsor, on the other hand (each Person identified in this clause (b), an “SPAC Related Party”). Except as set forth in Section 4.10 of the SPAC Disclosure Schedules, no SPAC Related Party (A) owns any interest in any material asset used in the business of SPAC, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of SPAC or (C) owes any material amount to, or is owed material any amount by, SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 are referred to herein as “SPAC Related Party Transactions”.

Section 4.11 Litigation. As of the date of this Agreement, there is (and since its incorporation, there has been) no Proceeding pending or, to SPAC’s knowledge, threatened against or involving or otherwise affecting SPAC or its assets, including any condemnation or similar Proceedings. Neither SPAC nor any of its properties or assets is subject to any Order. As of the date of this Agreement, there are no Proceedings by SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon SPAC which could have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions.

Section 4.12 Compliance with Applicable Law. SPAC and Merger Sub are (and since their respective incorporation or formation, as applicable, have been) in compliance with all applicable Laws, except as would not have a material adverse effect on the business, results of operations or financial condition of SPAC or Merger Sub, as applicable. SPAC has not received any written notice from any Governmental Entity of a violation of any applicable Law by SPAC at any time since its formation, which violation would reasonably be expected to have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions.

Section 4.13 Business Activities.

(a) Since its incorporation or formation, as applicable, neither SPAC nor Merger Sub have conducted any business activities other than activities related to SPAC’s IPO or directed toward the accomplishment of a Business Combination. Since its IPO, SPAC has held all IPO proceeds in the Trust Account (other than any amounts permitted to be disbursed under the terms of the Trust Agreement and as described in the SPAC Prospectus) for the purpose of being used in the conduct of business following its Business Combination. Except as set forth in SPAC’s Governing Documents, there is no Contract or Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it (including, in each case, following the Closing).

(b) Neither SPAC nor Merger Sub owns or has a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, neither SPAC nor Merger Sub has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

(c) Except for this Agreement and the agreements expressly contemplated hereby or as set forth in Section 4.13(c) of the SPAC Disclosure Schedules, neither SPAC nor Merger Sub is and at no time has been, party to any Contract with any other Person that would require payments by SPAC in excess of $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby and Contracts set forth in Section 4.13(c) of the SPAC Disclosure Schedules).

(d) There is no liability, debt or obligation against SPAC or Merger Sub, except for liabilities and obligations (i) set forth on the balance sheet of the SPAC at March 31, 2021, including the notes thereto (as set forth in the SPAC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 on file with the SEC, (ii) less than $75,000, (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions or (iv) as set forth on Section 4.13(d) of the SPAC Disclosure Schedules.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s financial statements included in SPAC’s periodic reports required under the Exchange Act.

(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its IPO, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “OCA”. The issued and outstanding SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “OCA”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “OCA”. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC with respect to any intention by such entity to deregister the SPAC Units, SPAC Shares or SPAC Warrants or prohibit or terminate the listing of the SPAC Units, SPAC Shares or SPAC Warrants on NYSE. Neither SPAC nor any of its Affiliates has taken any action that is designed to terminate the registration of the SPAC Units, SPAC Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement. SPAC has not received any notice from NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the SPAC Units, SPAC Shares or SPAC Warrants from NYSE or the SEC.

(d)  Except as set forth on Section 4.14(d) of the SPAC Disclosure Schedules, the SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f) Since its incorporation, SPAC has not received any written complaint, or, to the knowledge of SPAC, any allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

(g) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. None of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.15 No Undisclosed Liabilities. Except for any fees and expenses payable by SPAC or Merger Sub as a result of or in connection with the consummation of the Transactions, as of the date of this Agreement, there is no Liability against SPAC or Merger Sub, except for Liabilities (a) reflected or reserved for on the SPAC Financial Statements or disclosed in the notes thereto included in the SPAC SEC Reports, (b) that have arisen since the date of the most recent balance sheet included in the SPAC SEC Reports in the ordinary course of business of SPAC and Merger Sub, or (c) which would not be, or would not reasonably be expected to be, material to SPAC.

Section 4.16 Tax Matters.

(a) SPAC has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in substantial compliance with all applicable Laws and Orders, and SPAC has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) SPAC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, creditor, equity interest holder or other third-party.

(c) No material deficiencies for Taxes against SPAC have been claimed, proposed or assessed in writing by any Tax Authority that remain unpaid except for deficiencies which are being contested in good faith and with respect to which adequate reserves have been established. SPAC is not currently the subject of a Tax audit or examination with respect to any material Taxes. SPAC has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d) SPAC is not party to any agreements (or has otherwise agreed) to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect. SPAC is not currently the beneficiary of any extension of time within which to file any Tax Return, other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) SPAC is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(f) There are no Liens for Taxes on any assets of SPAC other than Permitted Liens.

(g) During the two (2)-year period ending on the date of this Agreement, SPAC was not a “distributing corporation” or a “controlled corporation” in a transaction purported or intended to be governed by Section 355 of the Code.

(h) SPAC (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has no any Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(i) No written claims have ever been made by any Tax Authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(j) SPAC is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(k) SPAC will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale made prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) use of an improper method of accounting for a taxable period on or prior to the Closing Date. SPAC has not made an election pursuant to Section 965(h) of the Code.

(l) SPAC has not taken nor agreed to take any action nor is aware of any facts or circumstances that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.

Section 4.17 Material Contracts; No Defaults.

(a) The SPAC has filed as an exhibit to the SPAC SEC Reports all Contracts, including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, SPAC is a party or by which any of its respective assets are bound.

(b) Each Contract of a type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, was entered into at arm’s length. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of SPAC, and, to the knowledge of the SPAC, the other parties thereto, and are enforceable by SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the SPAC and, to the knowledge of the SPAC, the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) SPAC has not received any written or oral claim or notice of material breach of or material default under any such Contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by SPAC or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) SPAC has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

Section 4.18 Absence of Changes. Except as set forth on Section 4.18 of the SPAC Disclosure Schedules, since the date of each of SPAC’s or Merger Sub’s incorporation, as applicable, no change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of SPAC or Merger Sub, as applicable, or the ability of SPAC or Merger Sub, as applicable, to enter into, perform its obligations under this Agreement or consummate the Transactions, or as expressly contemplated by this Agreement, any Ancillary Document or in connection with the Transactions, (a) each of SPAC and Merger Sub has conducted its business in the ordinary course in all material respects and (b) each of SPAC and Merger Sub has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10(b), Section 5.10(l) or Section 5.10(o).

Section 4.19 Employee Benefit Plans. SPAC does not maintain, contribute to or have any material obligation or liability, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material, written plan, policy, program, arrangement or agreement (other than employment agreements) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider of SPAC, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which SPAC has no remaining obligations or liabilities (collectively, the “SPAC Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with another event) will (a) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of SPAC or (b) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of SPAC to material (i) payments or (ii) benefits or (iii) increases in any existing payments or benefits or any loan forgiveness.

Section 4.20 Sponsor Letter Agreement. SPAC has delivered to the Company a true, correct and complete copy of the Sponsor Letter Agreement. The Sponsor Letter Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, without the Company’s consent, and no withdrawal, termination, amendment or modification is contemplated by SPAC. The Sponsor Letter Agreement is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Letter Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of the Sponsor Letter Agreement.

Section 4.21 Investment Company Act. Neither SPAC nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22 Charter Provisions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC or Merger Sub is subject, party or otherwise bound.

Section 4.23 Compliance with International Trade & Anti-Corruption Laws.

(a) Since SPAC’s incorporation, neither SPAC nor any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii).

(b) Since SPAC’s incorporation, neither SPAC, its directors or officers, nor any of its employees, agents or any other Persons acting for or on behalf of any of SPAC has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws.

(c) There is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws by SPAC and since its date of incorporation, SPAC has not received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws.

Section 4.24 Investigation; No Other Representations.

(a) Each of SPAC and Merger Sub, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it is a sophisticated purchaser and has conducted its own independent review and analysis of the Group Companies and the Transactions, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the Transactions.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each of SPAC and Merger Sub has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 4.25 PIPE Financing.

(a) SPAC has entered into Subscription Agreements with Subscribers for the sale of Post-Closing SPAC Shares upon Closing for aggregate gross proceeds to SPAC of approximately $80.43 million. Each Subscriber has completed an accredited investor questionnaire customary for financings of the type and size of the PIPE Financing, and the Company has received representations and warranties from each Subscriber that such Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is not acquiring the Post-Closing SPAC Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(b) SPAC has delivered to the Company true, correct and complete copies of each of the Subscription Agreements (including any side letters or addendums thereto). Each of the Subscription Agreements are in full force and effect and are legal, valid and binding upon SPAC, enforceable against SPAC in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). None of the Subscription Agreements have been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the knowledge of SPAC, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement, to the knowledge of SPAC, the commitments contained in the Subscription Agreements have not been withdrawn, terminated or rescinded by the Subscribers party thereto in any respect. SPAC has, as of the date hereof, complied in all material respects with all of its obligations under the Subscription Agreements. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Subscription Agreements, other than as expressly set forth in such Subscription Agreements.

Section 4.26 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV AND THE ANCILLARY DOCUMENTS, NEITHER SPAC, MERGER SUB NOR ANY SPAC OR MERGER SUB NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND SPAC AND MERGER SUB EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC AND MERGER SUB THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC BY OR ON BEHALF OF THE MANAGEMENT OF SPAC OR MERGER SUB OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION, ANY SPAC SEC REPORTS, OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF SPAC OR MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC OR MERGER SUB, ANY SPAC OR MERGER SUB NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS.

ARTICLE V
COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to (i) conduct and operate the business of the Group Companies in the ordinary course in all material respects, (ii) maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, (iii) comply with applicable Law, (iv) keep available the services of the present officers and Key Employees of the Company and (v) preserve existing relations and goodwill of the Group Companies with customers, suppliers, distributors and creditors of the Group Companies.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except (w) as expressly contemplated by this Agreement or any Ancillary Document, (x) as required by applicable Law (including COVID-19 Measures), (y) as set forth on Section 5.1(b) of the Company Disclosure Schedules, or (z) as consented to in writing by SPAC (such consent, not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of any Group Company or split, reverse split, reclassify, recapitalize, repurchase, redeem or otherwise acquire, offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of any Group Company, other than (x) dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company, (y) any dividends or distributions required under the Governing Documents of any joint venture of any Subsidiaries of the Company and (z) in connection with the net exercise or settlement of awards under a Company Equity Plan;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than such acquisitions and purchases that would not require financial statements of the acquired business to be included in the Registration Statement / Proxy Statement pursuant to Rule 3-05 of Regulation S-X under the Securities Act;

(iii) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(iv) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, restricted stock, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than (i) the issuance of shares of capital stock of the Company upon the exercise of any Company Equity Award outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement, (ii) the issuance of Company Options in the accordance with the terms of employment agreements or (iii) the issuance of shares of Company Series C Preferred Stock pursuant to the Series C Preferred Stock Purchase Agreement, dated April 26, 2021;

(v) incur, create or assume any Indebtedness in excess of $500,000, other than (w) as forth in Section 5.1(b)(v) of the Company Disclosure Schedules, (x) ordinary course trade payables, (y) between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (z) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and Subsidiaries’ existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancings thereof;

(vi) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, (B) the reimbursement of expenses of employees in the ordinary course of business and consistent with past practice, (C) prepayments and deposits paid to suppliers of any Group Company in the ordinary course of business, (D) trade credit extended to customers of the Group Companies in the ordinary course of business, (E) advances to wholly owned Subsidiaries of the Company and (F) loan to insurance captives;

(vii) except (w) in the ordinary course of business consistent with past practice or as contemplated by this Agreement (including entering into the Employment Agreements and agreements for the payment of the Agreed Transaction Bonuses), (x) as forth in Section 5.1(b)(vii) of the Company Disclosure Schedules, (y) as required under the existing terms of any Employee Benefit Plan of any Group Company or (z) as required by any applicable Law, (A) amend, modify, adopt, enter into or terminate any Employee Benefit Plan of any Group Company or any other benefit or compensation plan, policy, program, agreement, trust, fund or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase or decrease the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company whose annual base salary compensation exceeds $150,000, (C) accelerate, by any action or omission of any Group Company, any payment, right to payment, vesting or benefit, or the funding of any payment, right to payment, vesting or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (E) modify, extend, terminate, negotiate, or enter into any CBA or recognize or certify any labor union, works council, or other labor organization or group of employees of the Group Companies as the bargaining representative for any employees of the Group Companies, (F) hire, engage, terminate (without cause), furlough, or temporarily lay off any employee or independent contractor with annual target compensation in excess of $150,000, (G) agree to pay any change in control payments, transaction bonuses, success bonuses, retention bonuses, severance, or other payments to employees, officers, managers, directors, and other service providers conditioned upon the Closing that exceed, in aggregate (including the employer portion of any Taxes related thereto), $5,000,000; or (H) implement or announce any closings, employee layoffs, furloughs, reductions-in-force, reduction in terms and conditions of employment, or other personnel actions that could implicate the WARN Act;

(viii) make, change or revoke any election concerning Taxes (including, for the avoidance of doubt, making any U.S. federal income Tax entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) with respect to the Company or any of its Subsidiaries not otherwise contemplated by this Agreement), change or otherwise modify any method of accounting as such relates to Taxes, amend any income or other material Tax Return, surrender any right to claim a refund of income or other material Taxes, enter into any Tax closing agreement, settle any Tax claim or assessment, change its jurisdiction of Tax residence, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(ix) enter into any settlement, conciliation or similar Contract outside of the ordinary course of business (including with respect to any ordinary course claims under, and within the applicable policy limits of, Insurance Contracts or Reinsurance Contracts) the performance of which would involve the payment by the Group Companies in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

(x) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xi) change any Group Company’s methods of accounting in any material respect, other than changes that are required by applicable Laws, GAAP, Applicable SAP and PCAOB standards;

(xii) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(xiii) except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms) or any Real Property Lease;

(xiv) fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, other than ordinary wear and tear, casualty and condemnation;

(xv) abandon, sell, assign, or exclusively license any material Company Owned Intellectual Property to any Person (other than in the ordinary course of business);

(xvi) sell, lease, license, encumber or otherwise dispose of any properties or assets except for the sale, lease, license, or disposition in the ordinary course of business;

(xvii) close any facility or discontinue any material line of business or material business operations; or

(xviii) (y) suffer any Lien on or transfer, let lapse, abandon or dispose of any material Company Owned Intellectual Property or (z) license any Company Owned Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business;

(xix) terminate or commute, or materially modify, amend or waive compliance with any material provision of any Reinsurance Contracts or any material Insurance Contracts, other than in the ordinary course of business;

(xx) declare, set aside, make, pay, return, credit or fund any amount in any subscriber savings accounts of the Reciprocal;

(xxi) modify, amend, or other than in connection with the waiver of a right under a Subscriber’s Agreements and Power of Attorneys in the ordinary course of business, waive any material provision or right under one or more Subscriber’s Agreements and Power of Attorneys or the AIF Agreement;

(xxii) reduce or strengthen any reserves, provisions for losses and other liability amounts in respect of the Insurance Contracts and Reinsurance Contracts, except (A) to the extent required by applicable Laws or GAAP or (B) other than in the ordinary course of business, including as a result of loss or expense payments to other parties in accordance with the terms of the Insurance Contracts and Reinsurance Contracts; or

(xxiii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (b) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of this Section 5.1 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the board of directors of the Company reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of this Section 5.1; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give SPAC prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to SPAC promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), (ii), (iii), (iv), (vii), (viii)-(xi), (xiv), (xxivii) or (xix) (to the extent related to any of the foregoing).

Section 5.2 HSR Act; Efforts to Consummate; Litigation.

(a) In connection with the Transactions, each of SPAC and the Company shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act, if applicable.

(b) Each of SPAC and the Company shall (and, to the extent required, shall cause its Affiliates to) furnish to the other as promptly as reasonably practicable all information required for any application or other filing to be made by such other party pursuant to any applicable Law in connection with the Transactions. Each of SPAC and the Company shall substantially comply with any Information or Document Requests in connection with the Transactions.

(c) As soon as reasonably practicable after the date hereof, taking into account the views and input, if any, from the FLOIR, but in no event later than forty (40) days after the date hereof, SPAC shall file, or cause to be filed, the Florida Change of Control Filing.

(d) As soon as reasonably practicable after the date hereof, taking into account the views and input, if any, from TDI, but in any event prior to the Closing, the SPAC and Company shall file, or cause to be filed, the TDI Filing.

(e) Each of SPAC and the Company shall (and, to the extent required, shall cause its Affiliates to) request early termination of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act for the Transactions, if applicable, (ii) obtain all Consents or approvals pursuant to any applicable Laws that are required to consummate the Transactions, (iii) prevent the entry in any Proceeding brought by a Regulatory Consent Authority or any other Person of any Order or Law that would prohibit, make unlawful or delay the consummation of the Transactions and (iv) if any such Order is issued in any such Proceeding, cause such Order to be lifted.

(f) Each of SPAC and the Company shall (and, to the extent required, shall cause its Affiliates to) cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the Transactions as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under applicable Law or the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger. Without limiting the generality of the foregoing, the Company shall (and, to the extent required, shall cause its Subsidiaries and its Affiliates to) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any investments, assets, properties, products, rights, services or businesses of such party or any interest therein, and otherwise take or commit to take any actions that would limit such party’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses, or any interest or interests therein; provided, that any such action contemplated by this Section 5.2(f) is conditioned upon the consummation of the Merger and that SPAC, Merger Sub and their Subsidiaries and Affiliates shall not take any action or enter into any agreement described in this Section 5.2(f) with respect to, or affecting, the Group Companies or any of their investments, assets, properties, products, rights, services or businesses without the prior written consent of the Company.

(g) Each of SPAC, Merger Sub and the Company shall not, and shall cause their respective Subsidiaries and Affiliates not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to: (i) impose any material delay in the obtaining of, or increase the risk of not obtaining, any authorizations, Consents, Orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period with respect to the Transactions; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the Transactions.

(h) Each of SPAC and the Company shall promptly notify the other of any substantive communication with, and furnish to such other party copies of any notices or written communications received by, SPAC or the Company, as applicable, or any of its respective Affiliates and any third party or Governmental Entity with respect to the Transactions, and each of the SPAC and the Company shall permit counsel to such other party an opportunity to review in advance, and each of SPAC and the Company shall consider in good faith the views of such other party’s counsel in connection with, any proposed communications by SPAC or the Company, as applicable, and/or its respective Affiliates to any Governmental Entity concerning the Transactions; provided that neither SPAC nor the Company shall extend any waiting period or comparable period under the HSR Act, if applicable, or enter into any agreement with any Governmental Entity without the written consent of such other party. Each of SPAC and the Company agrees to provide, to the extent permitted by the applicable Governmental Entity, such other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Entity, on the other hand, concerning or in connection with the Transactions. Any materials exchanged in connection with this Section 5.2 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or SPAC, as applicable, or other competitively sensitive material; provided, that each of SPAC and the Company may, as it deems advisable and necessary, designate any materials provided to such other party under this Section 5.2 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.2 or any other provision of this Agreement shall require or obligate the Company or any of its investors or Affiliates to, and SPAC shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company, or such investors or Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or such investors or Affiliates, or any interest therein.

(i) The Company and SPAC shall each pay fifty percent (50%) of all filing fees payable to the Regulatory Consent Authorities in connection with the Transactions.

(j) Subject to the terms and conditions herein provided, including the terms and conditions contained in the other subsections of this Section 5.2, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements).

(k) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC or Merger Sub, SPAC, Merger Sub or any of their respective Representatives (in their capacity as a Representative of SPAC or Merger Sub) or, in the case of the Company, any Group Company or any of its Representatives (in their capacity as a Representative of any Group Company). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of SPAC, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall the Company, any other Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of SPAC (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for SPAC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC and its Representative(s) that are the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by SPAC or its Representative(s) thereof or would otherwise constitute a SPAC Liability or (y) any non-monetary, injunctive, equitable or similar relief against SPAC or its Representative(s) or (C) contains an admission of wrongdoing or Liability by SPAC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall SPAC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent; provided, further, that the Company’s right to control Transaction Litigation pursuant to this Section 5.2(k) shall not apply with respect to any Transaction Litigation relating to a Representative unless both SPAC and the Company consent to indemnify such Representative in writing.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein or therein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to SPAC and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies, including financial information used in the preparation of the Financial Statements (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to SPAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Data Security Requirements, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and SPAC, Merger Sub, any SPAC Non-Party Affiliate, or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, SPAC shall provide, or cause to be provided, to the Company and its Representatives any Evaluation Material or any other information during normal business hours reasonable access to the directors, officers, books and records of SPAC (in a manner so as to not interfere with the normal business operations of SPAC). Notwithstanding the foregoing, SPAC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any Evaluation Material or any other information (i) if and to the extent doing so would (A) violate any Law to which SPAC or Merger Sub is subject, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of SPAC with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to SPAC under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), SPAC shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if SPAC, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that SPAC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of, prior to the Closing, the Company and SPAC or, after the Closing, the Company; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is SPAC, or SPAC, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) subject to the terms of Section 5.2, to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions.

(b) The initial press release concerning this Agreement and the Transactions shall be a joint press release in the form agreed by the Company and SPAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith. The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the Transactions (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), SPAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute, and is hereby adopted by the Parties as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3 (the “Intended Tax Treatment”). The Parties hereto agree to report for all Tax purposes in a manner consistent with, and not otherwise take any U.S. federal income tax position inconsistent with, this Section 5.5(a) unless otherwise required by a change in applicable Law (including the Code, Treasury Regulations or other IRS published guidance), or as required pursuant to a “determination” within the meaning of Section 1313 of the Code. The Parties shall not take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Intended Tax Treatment. If the Parties mutually determine in good faith that the Merger is not reasonably expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Parties shall use their respective commercially reasonable efforts to restructure the Transactions in a manner such that the restructured transaction is reasonably expected by the Parties to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) At or prior to the Closing, the Company shall have delivered to SPAC a certificate and notice pursuant to Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(2) certifying that SPAC has not been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) during the five (5)-year period ending on the Closing Date and a letter notifying the U.S. Internal Revenue Service of the same, in a form reasonably acceptable to the Company.

(c) Each of the Parties shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns and any Tax Proceeding.

(d) The Surviving Company shall be responsible for any sale, use, real property transfer, stamp or other similar transfer Taxes imposed in connection with the Merger or the other transactions contemplated by this Agreement.

Section 5.6 Exclusive Dealing.

(a) The Company shall immediately cease and cause to be terminated all existing discussions and negotiations with any parties with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Acquisition Proposal. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies not to, and shall not authorize or permit their respective Representatives to, and shall use their reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); (v) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify SPAC promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information. The Company shall also provide SPAC with written confirmation that the Company has advised, in writing, the Person making such Company Acquisition Proposal that the Company and its Representatives are contractually prohibited from furnishing any non-public information regarding the Company to any Person in connection with or in response to a Company Acquisition Proposal and from engaging in discussions or negotiations with any Person with respect to any Company Acquisition Proposal.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC or Merger Sub (or any Affiliate or successor of SPAC or Merger Sub); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. SPAC agrees to (A) notify the Company promptly upon receipt of any SPAC Acquisition Proposal by SPAC or Merger Sub, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of any Person making such SPAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. SPAC shall also provide the Company with written confirmation that SPAC has advised, in writing, the Person making such SPAC Acquisition Proposal that SPAC and its Representatives are contractually prohibited from furnishing any non-public information regarding SPAC to any Person in connection with or in response to a SPAC Acquisition Proposal and from engaging in discussions or negotiations with any Person with respect to any SPAC Acquisition Proposal. The transfer of SPAC Evaluation Material pursuant to Section 5.16 shall not violate the terms of this Section 5.6(b).

Section 5.7 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as practicable following the date of this Agreement, the Company shall provide to SPAC (i) the audited consolidated balance sheet of the Group Companies and the Reciprocal as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and comprehensive loss, cash flows and stockholders’ equity of the Group Companies and the Reciprocal for such years prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X, each audited in accordance with the auditing standards of the PCAOB, (ii) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K with respect to the periods described in the foregoing periods and (iii) any unaudited consolidated balance sheets and the related audited consolidated statements of income and comprehensive loss, cash flows and stockholders’ equity of the Group Companies and the Reciprocal that may be required to be included in the Registration Statement.

(b) As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable): (a) a proxy statement (the “Proxy Statement”) to be filed with the SEC by SPAC relating to the Transaction Proposals to be submitted to the holders of SPAC Shares and Sponsor Shares at the SPAC Stockholders Meeting, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and NYSE and (b) a registration statement on Form S-4 to be filed with the SEC by SPAC pursuant to which Post-Closing SPAC Shares and SPAC Warrants issuable in the Merger will be registered with the SEC and that will include the Proxy Statement (such document, the “Registration Statement / Proxy Statement”), all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and NYSE. Each of SPAC and the Company shall use its commercially reasonable efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions, including, by delivering customary tax representation letters to counsel to enable such counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith or otherwise required by the Company in connection with the transactions contemplated by this Agreement. SPAC, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of the Company or SPAC to the SEC or NYSE in connection with the Transactions. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of the Company, SPAC, or, in the case of SPAC, the Company, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) SPAC shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the SPAC Stockholders and the Company Stockholders. SPAC shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Post-Closing SPAC Shares or SPAC Warrants for offering or sale in any jurisdiction, and the Company and SPAC shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use commercially reasonable efforts to ensure that none of the information related to it or any of its Non-Party Affiliates or its or their respective Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. SPAC and the Company and/or its designees shall share equally in the payment of all fees in connection with the registration of the Post-Closing SPAC Shares or the SPAC Warrants and the filing of the Registration Statement / Proxy Statement.

Section 5.8 SPAC Stockholder Approval. SPAC shall use its commercially reasonable efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold a meeting of the SPAC Stockholders (the “SPAC Stockholders Meeting”) in accordance with the Governing Documents of SPAC and the DGCL, (ii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, cause the proxy statement contained therein to be disseminated to the SPAC Stockholders and (iii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, solicit proxies from the SPAC Stockholders to vote in accordance with the SPAC Board Recommendation, and, if applicable, any approvals related thereto, and providing the SPAC Stockholders with the Offer. SPAC shall, through approval of its board of directors, recommend to its shareholders (the “SPAC Board Recommendation”), (i) the adoption and approval of this Agreement and the Transactions (including the issuance of the Per Share Consideration hereunder); (ii) the adoption and approval of the Second Amended and Restated SPAC Certificate of Incorporation, (iii) to the extent required by NYSE listing rules, approval of the issuance of the Per Share Consideration together with the Post-Closing SPAC Shares to be issued pursuant to the Subscription Agreements, (iv) the approval and adoption of the SPAC Incentive Equity Plan (as defined below), (v) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vi) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and (vii) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (vii) together, the “Transaction Proposals”); provided, that SPAC may adjourn the SPAC Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the SPAC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SPAC Stockholders prior to the SPAC Stockholders Meeting or (D) if the holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the conditions set forth in Sections 6.3(c) not being satisfied; provided that, without the consent of the Company, in no event shall SPAC adjourn the SPAC Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond four (4) Business Days prior to the Termination Date. The SPAC Board Recommendation shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board or SPAC nor any committee of the SPAC Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC to change, withdraw, withhold or modify the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement (a “SPAC Change in Recommendation”).

Section 5.9 Merger Sub Stockholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, SPAC, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions.

Section 5.10 Conduct of Business of SPAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC and Merger Sub shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law or as consented in writing by the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned, or delayed), use its commercially reasonable efforts to comply with and continue performing under SPAC’s Governing Documents or Merger Sub’s Governing Documents, as applicable, the Trust Agreement and all other agreements or Contracts to which SPAC or Merger Sub, as applicable, may be a party. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Warrant Agreement or the Governing Documents of SPAC or Merger Sub;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of SPAC or Merger Sub, or repurchase, redeem (other than in connection with the Offer) or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of SPAC or Merger Sub;

(c) (i) merge, consolidate, combine or amalgamate SPAC or Merger Sub with any Person (other than the Company) or (ii) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(d) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(e) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently, or otherwise) any Indebtedness or other Liability other than working capital loans from the Sponsor in an amount not to exceed, in aggregate $2,000,000;

(f) make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investment in, any other Person, other than to, of, or in, SPAC or Merger Sub;

(g) issue any Equity Securities of SPAC or Merger Sub or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of SPAC or Merger Sub other than working capital warrants pursuant to the Warrant Agreement; provided, that this Section 5.10 shall not be deemed to limit the rights of SPAC under Section 5.13(d);

(h) enter into, renew, modify or revise any SPAC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a SPAC Related Party Transaction);

(i) engage in any activities or business, other than activities or business (i) in connection with or incident or related to SPAC’s or Merger Sub incorporation or continuing corporate (or similar) existence, as applicable, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(j) make, change or revoke any election concerning Taxes (including, for the avoidance of doubt, making any U.S. federal income Tax entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) with respect to SPAC not otherwise contemplated by this Agreement), change or otherwise modify any method of accounting as such relates to Taxes, amend any income or other material Tax Return, surrender any right to claim a refund of income or other material Taxes, enter into any Tax closing agreement, settle any Tax claim or assessment, change its jurisdiction of Tax residence, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(k) enter into any settlement, conciliation or similar Contract that would require any payment from the Trust Account or that would impose non-monetary obligations on SPAC or Merger Sub or any of their Affiliates (or the Company or any of its Subsidiaries after the Closing);

(l) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SPAC or Merger Sub;

(m) change SPAC’s methods of accounting in any material respect, other than changes that are made in accordance with GAAP and PCAOB standards or as required by any Governmental Entity;

(n) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(o) except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Material Contract of the type described in Section 4.17 (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms);

(p) enter into or adopt any SPAC Benefit Plan or any benefit or compensation plan, policy, program or arrangement that would be a SPAC Benefit Plan if in effect as of the date of this Agreement and through the Closing; or

(q) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of SPAC or Merger Sub and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, SPAC from using the funds held by SPAC outside the Trust Account to pay any SPAC Expenses or SPAC Liabilities or from otherwise distributing or paying over any funds held by SPAC outside the Trust Account to Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 NYSE Listing.

(a) From the date hereof through the Closing, SPAC shall use reasonable best efforts to ensure SPAC remains listed as a public company on, and for the SPAC Shares to be listed on, the NYSE.

(b) SPAC shall use reasonable best efforts to cause the Post-Closing SPAC Shares to be issued in connection with the Transactions to be approved for listing on the NYSE as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of SPAC pursuant to the SPAC Stockholder Redemption, (B) pay the amounts due to the underwriters of the IPO for their deferred underwriting commissions as set forth in the Trust Agreement, (C) pay the amounts due to the Sponsor, directors and officers of SPAC as repayment of the Unpaid SPAC Liabilities, (D) pay all unpaid Company Expenses and SPAC Expenses, and (E) immediately thereafter, pay all remaining amounts then available in the Trust Account to an account designated by the Company in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Transaction Support Agreements; Company Preferred Stockholder Approval and Company Stockholder Approval; Subscription Agreements.

(a) As promptly as reasonably practicable, SPAC shall deliver, or cause to be delivered, to the Company the Sponsor Letter Agreement duly executed by Sponsor.

(b) SPAC and the Company shall use reasonable best efforts to, as promptly as practicable after the Registration Statement / Proxy Statement becomes effective, (i) cause the Consent Solicitation Statement to be disseminated to the Company Stockholders in compliance with applicable Law and (ii) solicit written consents from the Company Stockholders to give the Company Stockholder Approval and the Company Preferred Stockholder Approval. The Company shall, through the Company Board, recommend to the Company Stockholders that they adopt this Agreement (the “Company Board Recommendation”) and shall include the Company Board Recommendation in the Consent Solicitation Statement. The Company Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation. The Company will provide SPAC with copies of all stockholder consents it receives within two (2) Business Days of receipt of the Company Stockholder Approval and the Company Preferred Stockholder Approval. If the Company Stockholder Approval and the Company Preferred Stockholder Approval are obtained, then promptly following the receipt of the required written consents, the Company will prepare and deliver to the Company Stockholders who have not consented the notice required by Section 228(e) and 262 of the DGCL. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligation to solicit written consents from the Company Stockholders to give the Company Stockholder Approval and the Company Preferred Stockholder Approval in accordance with this Section 5.13(b) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Acquisition Proposal.

(c) The Company may not amend, modify or waive any provisions of a Transaction Support Agreement without the prior written consent of SPAC, and SPAC may not amend, modify or waive any provisions of the Sponsor Letter Agreement without the prior written consent of the Company.

(d) Following the date hereof, SPAC and the Sponsor may enter into new Subscription Agreements or other alternative arrangements (including, without limitation, non-redemption agreements, backstop agreements for the trust account, etc.) in order to ensure the ability of the SPAC to satisfy Section 6.3(c); provided that the SPAC shall not enter into any such agreements without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).. Unless otherwise approved in writing by the Company, SPAC shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to termination), any provision or remedy under, or any replacements of, any of the Subscription Agreements; provided, that any amendment, modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of any Subscription Agreement shall not require the prior written consent of the Company. In the event that any portion of the proceeds contemplated to be received by SPAC upon the consummation of the transactions contemplated by the Subscription Agreements become unavailable on the terms and conditions contemplated in each Subscription Agreement, regardless of the reason therefor, and such unavailable proceeds are required to fund the transactions contemplated by this Agreement on the Closing Date in order to satisfy Section 6.3(c), SPAC will (A) as promptly as practicable following the occurrence of such event, use its commercially reasonable efforts to obtain alternative financing (the “Alternative Financing”) (in an amount sufficient, when taken together with any then-available proceeds contemplated by the Subscriptions Agreements and available cash of SPAC, to consummate the Transactions) on terms not less favorable in the aggregate to SPAC than those contained in each Subscription Agreement that the Alternative Financing would replace from the same or other sources and which do not include any incremental conditionality to the consummation of such Alternative Financing that are more onerous to SPAC and the Company (in each case, in the aggregate) than the conditions set forth in each Subscription Agreement (as applicable) in effect as of the date of this Agreement and (B) immediately notify the Company of such unavailability and the reason therefor; provided that the SPAC shall not enter into any Alternative Financing without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Upon receiving such notification, the Company will use its commercially reasonable efforts to assist SPAC in obtaining Alternative Financing.

Section 5.14 Indemnification; Directors’ and Officers’ Insurance.

(a) Prior to the Closing, SPAC and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for SPAC and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of SPAC and the Company prior to the Closing and (ii) those Persons who will be the directors and officers of SPAC and its Subsidiaries (including the directors and officers of the Company) at and after the Closing on terms not less favorable than the better of (A) the terms of the current directors’ and officers’ liability insurance in place for SPAC’s and the Company’s directors and officers and (B) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NYSE which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as SPAC and its Subsidiaries (including the Surviving Company).

(b) From and after the Effective Time, SPAC and the Surviving Company shall, and each of SPAC and the Surviving Company shall cause its respective Subsidiaries to, indemnify and hold harmless each present and former director or officer of SPAC, the Company, and its respective Subsidiaries, or any other person that may be a director or officer of SPAC, the Company or one of their respective Subsidiaries prior to the Effective Time, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any actual or threatened Proceeding or other action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time or relating to the enforcement by any such Person of his or her rights under this Section 5.14, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that SPAC, the Company, or its respective Subsidiaries would have been permitted under applicable Law and its certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person, and shall advance expenses (including reasonable attorneys’ fees and expenses of any such Person as incurred to the fullest extent permitted under applicable Law) (including, without limitation, in connection with any Proceeding brought by any such Person to enforce his or her rights under this Section 5.14). Without limiting the foregoing, SPAC shall, and shall cause the Surviving Company and its Subsidiaries to, (i) maintain for a period of not less than six years from the Effective Time provisions in its certificate of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such certificates of incorporation (if applicable), bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. SPAC shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 5.14.

(c) The Company shall not have any obligation under this Section 5.14 to any such Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Person in the manner contemplated hereby is prohibited by applicable Law.

(d) For a period of six (6) years after the Effective Time, SPAC shall, and shall cause the Surviving Company to maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC or the Company, as applicable, as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (i.e., “tail coverage”). Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SPAC’s or the Company’s directors’ and officers’ liability insurance policies, as applicable, as of the date of this Agreement; provided that the Surviving Company shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement and, in such event, the Surviving Company shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement.

(e) If SPAC or the Surviving Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of SPAC or the Surviving Company shall assume all of the obligations set forth in this Section 5.14.

(f) The Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of SPAC or the Surviving Company, as applicable.

Section 5.15 SPAC Incentive Equity Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, SPAC shall approve and adopt an equity incentive plan (the “SPAC Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one (1) day prior to the Closing Date, initially reserving a number of Post-Closing SPAC Shares for grant thereunder (exclusive of the number of Post-Closing SPAC Shares subject to outstanding Company Equity Awards as of such date of approval) equal to 10.0% of the total number of Post-Closing SPAC Shares that would be issued and outstanding on a fully diluted basis following the Effective Time. The SPAC Incentive Equity Plan will provide for customary annual increases to such share reserve not to exceed 5% of the then outstanding SPAC Shares for a period of up to 10 years. SPAC shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Post-Closing SPAC Shares issuable pursuant to the SPAC Incentive Equity Plan. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) first becomes available to SPAC, and SPAC shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the SPAC Incentive Equity Plan remain outstanding.

Section 5.16 Non-Transfer of Certain SPAC Intellectual Property.

(a) The Company acknowledges that SPAC is in possession of certain confidential and proprietary information of third parties received in connection with the SPAC’s evaluation of alternative business combinations, including but not limited to, information concerning the business, financial condition, operations, assets and liabilities, trade secrets, know-how, technology, customers, business plans, Intellectual Property Rights, promotional and marketing efforts, the existence and progress of financings, mergers, sales of assets, take-overs or tender offers of third parties, including SPAC’s, Merger Sub’s and their respective Representatives’ internal notes and analysis concerning such information (collectively, “Evaluation Material”), and that the Evaluation Material is or may be subject to confidentiality or non-disclosure agreement. The Company acknowledges it has no right or expectancy in or to the Evaluation Material.

(b) The Company shall have no right or expectancy in or to the name “Omnichannel Acquisition Corp.” or any derivation thereof, the trading symbol “OAC,” SPAC’s internet domain name, or the Intellectual Property Rights therein.

Section 5.17 Lockup Agreement. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall use commercially reasonable efforts to obtain an executed counterpart to the Lockup Agreement from each holder of Company Stock (other than the Supporting Company Stockholders) or any other Company Equity Award who has been designated by the parties hereto to execute such agreement but has not done so prior to the time of the execution and delivery of this Agreement.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Party for whose benefit such condition exists of the following conditions:

(a) the applicable waiting period(s) under the HSR Act in respect of the Transactions shall have expired or been terminated;

(b) the FLOIR’s written approval of the Florida Change of Control Filing shall have been obtained;

(c) the TDI Filing shall have been submitted to TDI;

(d) there shall not have been entered, enacted or promulgated any Law or Order enjoining or prohibiting the consummation of the Transactions;

(e) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement / Proxy Statement shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(f) the Company Preferred Stockholder Approval and the Company Stockholder Approval shall have been obtained;

(g) the SPAC Stockholder Approval shall have been obtained;

(h) after giving effect to the Transactions, SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Offer;

(i) the Post-Closing SPAC Shares to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof; and

(j) each Ancillary Document (other than the Subscription Agreements) shall have been executed and delivered by the parties thereto and shall be in full force and effect.

Section 6.2 Other Conditions to the Obligations of SPAC. The obligations of SPAC to consummate the Transactions are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by SPAC of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties of the Company set forth in Article III (other than the Company Fundamental Representations and the representations and warranties set forth in Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(e) SPAC shall have received a certificate of the secretary or equivalent officer of each of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions; and

(f) the Company shall have delivered to SPAC a counterpart of the Director Nomination Agreement, the form of which is attached hereto as Exhibit H (the “Director Nomination Agreement”) duly executed by the Company, which shall be effective immediately following the Effective Time.

Section 6.3 Other Conditions to the Obligations of the Company. The obligation of the Company to consummate the Transactions is subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Company of the following further conditions:

(a) (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date) and (iii) the representations and warranties of SPAC set forth in Article IV (other than the SPAC Fundamental Representations and the representations and warranties set forth in Section 4.6(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a material adverse effect;

(b) SPAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by SPAC under this Agreement at or prior to the Closing;

(c) the Aggregate Transaction Proceeds shall be greater than or equal to $200,000,000;

(d) the Company shall have received a certificate of the secretary or equivalent officer of SPAC certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of SPAC authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions of the board of directors of SPAC adopted in connection with the Transactions;

(e) at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(f) at or prior to the Closing, the directors and officers of SPAC shall have resigned or otherwise been removed, effective as of the Closing.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. SPAC may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by SPAC’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

ARTICLE VII
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of SPAC and the Company;

(b) by SPAC, if any of the representations or warranties set forth in Article III shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by SPAC, and (ii) the Termination Date; provided, however, that SPAC is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SPAC by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either SPAC or the Company, if the Transactions shall not have been consummated on or prior to April 19, 2022 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (x) either the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date or (y) a Supporting Company Stockholder’s breach of its covenants or obligations under the Transaction Support Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date;

(e) by either SPAC or the Company, if any Governmental Entity shall have issued an Order, promulgated a Law or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable; provided, that (i) the right to terminate this Agreement under this Section 7.1(e) shall not be available to SPAC if (A) SPAC’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or (B) SPAC is in material breach of its obligations under this Agreement on such date and (ii) the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company if (A) the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on before such date or (B) the Company is in material breach of its obligations under this Agreement on such date;

(f) by either SPAC or the Company if the SPAC Stockholders Meeting has been held (including any adjournment thereof), has concluded, SPAC Stockholders have duly voted and the SPAC Stockholder Approval was not obtained;

(g) by the Company if, prior to obtaining the SPAC Stockholder Approval, the SPAC Board shall have made a SPAC Change in Recommendation or shall have failed to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement distributed to SPAC Stockholders.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) the confidentiality obligation set forth in Section 5.3(a), this Section 7.2, Article I and Article VIII (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any Subscription Agreement, the Confidentiality Agreement, any Transaction Support Agreement or the Sponsor Letter Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Non-Survival. Other than those representations, warranties and covenants set forth in Section 3.37, Section 3.38, Section 4.20 and Section 4.24, each of which shall survive following the Effective Time, or as otherwise provided in the last sentence of this Section 8.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any SPAC Non-Party Affiliate. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents), the Confidentiality Agreement, and any other documents, instruments and certificates explicitly referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of their respective Subsidiaries with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the Parties, except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement. No Party shall assign, delegate or otherwise transfer this Agreement or any part hereof without the prior written consent of the other Parties (including the Sponsor after the Closing). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8.2 shall be null and void, ab initio.

Section 8.3 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement (including the Sponsor after the Closing). This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be null and void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a) If to SPAC or, prior to the Effective Time, Merger Sub, to:

Omnichannel Acquisition Corp.

485 Springfield Avenue, #8

Summit, New Jersey 07901

Attn: Matt Higgins; Austin Simon

Email: mhiggins@omnichannelcorp.com; asimon@omnichannelcorp.com with copies (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attn: Brad Vaiana; Kyle Gann

Email: bvaiana@winston.com; kgann@winston.com

(b) If to the Company, to:

Kin Insurance, Inc.
55 W. Monroe, Suite 2200

Chicago, IL 60603

Email: Legal@kin.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: John Greer

Email: John.Greer@lw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and SPAC shall pay, or cause to be paid, all Unpaid SPAC Expenses and (b) if the Closing occurs, then SPAC shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor their respective counsels, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room located https://app.carta.com under the project name “Vostok” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns and, except as provided in Section 5.14 and the two subsequent sentences of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Sponsor shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.14 and this Section 8.9 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of SPAC. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Company Disclosure Schedules, after reasonable due inquiry. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the knowledge of the individuals set forth on Section 8.12 of the SPAC Disclosure Schedules, after reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.12 of the Company Disclosure Schedules or Section 8.12 of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Except for (x) claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document or (y) in the event of Fraud of a Non-Party Affiliate, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the SPAC Non-Party Affiliates, in the case of SPAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the Transactions shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the Transactions, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the Transactions.

Section 8.14 Extension; Waiver. The Company prior to the Closing and the Company and Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of SPAC set forth herein, (b) waive any inaccuracies in the representations and warranties of SPAC set forth herein or (c) waive compliance by SPAC with any of the agreements or conditions set forth herein. SPAC may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in Wilmington, Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement in accordance with Section 7.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.17 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of SPAC, filed with the SEC (File No. 333-249686) on November 23, 2020 (the “SPAC Prospectus”). The Company acknowledges, agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their SPAC Shares in connection with the consummation of SPAC’s initial business combination (as such term is used in the SPAC Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if SPAC fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay for any franchise and income Taxes, or (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself, its stockholders, and its Affiliates that, none of the Company, its stockholders nor any of its Affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives or Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself, its stockholders and its Affiliates hereby irrevocably waives any Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates).

Section 8.19 Conflicts and Privilege.

(a) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the Sponsor, the stockholders or holders of other Equity Securities of the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than SPAC or the Surviving Company) (collectively, the “Omni Group”), on the one hand, and (ii) the Surviving Company and/or any Group Company, on the other hand, any legal counsel, including Winston & Strawn LLP (“W&S”), that represented SPAC and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Omni Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company and/or the Sponsor. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding arising out of or relating to, this Agreement, any Ancillary Documents or the Transactions between or among SPAC, the Sponsor and/or any other member of the Omni Group, on the one hand, and W&S, on the other hand (the “W&S Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Omni Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Company. SPAC and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the W&S Privileged Communications, whether located in the records or email server of the SPAC, Surviving Company or their respective Subsidiaries, in any Proceeding against or involving any of the Parties after the Closing, and SPAC and the Company agree not to assert that any privilege has been waived as to the W&S Privileged Communications, by virtue of the Merger. Notwithstanding the foregoing, if a dispute arises after the Closing between or among the Surviving Company or any of its Subsidiaries or its or their respective directors, members, partners, officers, employees or Affiliates (other than the Omni Group), on the one hand, and a third party other than (and unaffiliated with) the Omni Group, on the other hand, then the Surviving Company and/or any Group Company may assert the attorney-client privilege to prevent disclosure to such third party of W&S Privileged Communications, and, in relation to such dispute, no member of the Omni Group shall be permitted to waive its attorney-client privilege with respect to such confidential communications without the Surviving Company’s prior written consent.

(b) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the stockholders or holders of other equity interests of the Company and any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Kin Group”), on the one hand, and (ii) the Surviving Company and/or any member of the Omni Group, on the other hand, any legal counsel, including Latham & Watkins LLP (“Latham”) that represented the Company prior to the Closing may represent any member of the Kin Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, further agree that, as to all legally privileged communications prior to the Closing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding arising out of or relating to, this Agreement, any Ancillary Documents or the Transactions between or among the Company and/or any member of the Kin Group, on the one hand, and Latham, on the other hand (the “Latham Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Kin Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by SPAC prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company. SPAC and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Latham Privileged Communications, whether located in the records or email server of the SPAC, Surviving Company or their respective Subsidiaries, in any Proceeding against or involving any of the Parties after the Closing, and SPAC and the Company agree not to assert that any privilege has been waived as to the Latham Privileged Communications, by virtue of the Merger.

* * * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

Omnichannel Acquisition Corp.

By:	/s/ Matt Higgins
Name:	Matt Higgins
Title:	Chief Executive Officer

Omnichannel Merger Sub, Inc.

By:	/s/ Matt Higgins
Name:	Matt Higgins
Title:	President

Kin Insurance, Inc.

By:	/s/ Sean Harper
Name:	Sean Harper
Title:	Chief Executive Officer

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

EXHIBIT B

FORM OF SPONSOR LETTER AGREEMENT

EXHIBIT C

FORM OF TRANSACTION SUPPORT AGREEMENT

EXHIBIT D

FORM OF LOCKUP AGREEMENT

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT F

FORM OF AMENDED AND RESTATED SPAC BYLAWS

[Attached.]

EXHIBIT G

FORM OF SECOND AMENDED AND RESTATED

SPAC CERTIFICATE OF INCORPORATION

[Attached.]

EXHIBIT H

FORM OF DIRECTOR NOMINATION AGREEMENT